UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Bed Bath & Beyond Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BED BATH & BEYOND INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

JUNE 22, 2012

TIME	9:00 A.M. on Friday, June 22, 2012

PLACE	Madison Hotel One Convent Road Morristown, New Jersey 07960

ITEMS OF BUSINESS	(1) To elect nine directors until the Annual Meeting in 2013 and until their respective successors have been elected and qualified (Proposal 1).

(2) To ratify the appointment of KPMG LLP as independent auditors for the 2012 fiscal year (Proposal 2).

(3) To consider the approval, by non-binding vote, of the 2011 compensation paid to the Company’s named executive officers (commonly known as a “say-on-pay” proposal) (Proposal 3).

(4) To approve the 2012 Incentive Compensation Plan (Proposal 4).

(5) To transact such other business as may properly be brought before the Annual Meeting or any adjournment or adjournments.

RECORD DATE	You can vote if you were a shareholder of record on May 4, 2012.

PROXY VOTING

It is important that your shares be represented and voted at the Annual Meeting.  Whether or not you plan to attend the Annual Meeting, we urge you to vote online, via telephone or to fill out the enclosed proxy card and return it to us in the envelope provided.  No postage is required.

Important Notice Regarding the Availability of Proxy Material for the Annual Meeting of Shareholders to be held on June 22, 2012:  this Notice of 2012 Annual Meeting of Shareholders, Proxy Statement and the Company’s 2011 Annual Report are available at www.bedbathandbeyond.com/annualmeeting2012.asp.

May 24, 2012	Warren Eisenberg
Co-Chairman

Leonard Feinstein
Co-Chairman

Bed Bath & Beyond Inc.

650 Liberty Avenue

Union, New Jersey 07083

PROXY STATEMENT

These proxy materials are delivered in connection with the solicitation by the Board of Directors of Bed Bath & Beyond Inc. (the “Company”, “we”, or “us”), a New York corporation, of proxies to be voted at our 2012 Annual Meeting of Shareholders and at any adjournment or adjournments.

QUESTIONS ABOUT THE MEETING AND THESE PROXY MATERIALS

This Proxy Statement, the proxy card and our 2011 Annual Report are being mailed starting May 24, 2012.  The information regarding stock ownership and other matters in this Proxy Statement is as of the record date, May 4, 2012, unless otherwise indicated.

What may I vote on?

You may vote on the following proposals:

•                  election of nine directors to hold office until the Annual Meeting in 2013 (Proposal 1);

•                  ratification of the appointment of KPMG LLP as independent auditors for the fiscal year ending March 2, 2013 (“fiscal 2012”) (Proposal 2);

•                  consider the approval, by non-binding vote, of the 2011 compensation paid to the Company’s named executive officers (commonly known as a “say-on-pay” proposal) (Proposal 3); and

•                  to approve the 2012 Incentive Compensation Plan (Proposal 4).

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NINE DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF AUDITORS, FOR THE SAY-ON-PAY PROPOSAL AND FOR THE APPROVAL OF THE 2012 INCENTIVE COMPENSATION PLAN.

Who may vote?

Shareholders of record of the Company’s common stock at the close of business on May 4, 2012 are entitled to receive this notice and to vote their shares at the Annual Meeting.  As of that date, there were 232,482,370 shares of common stock outstanding.  Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

How do I vote?

The Company encourages you to use the electronic means available to you to vote your shares.  How you vote will depend on how you hold your shares of Bed Bath & Beyond Inc. stock.

Shareholder of Record

If your shares are registered directly in your name with Bed Bath & Beyond Inc.’s transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you.  If you hold restricted stock under the Company’s 2004 Incentive Compensation Plan, you are also considered the shareholder of record with respect to those shares.  As the shareholder of record, you have the right to vote by proxy.

There are three ways you can do so:

•                  Vote by Internet - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information.  Have your proxy card in hand when you access the website.

•                  Vote by phone - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions.  Have your proxy card in hand when you call.

•                  Vote by mail

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided, or return it to Bed Bath & Beyond Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Voting by any of these methods will not affect your right to attend the Annual Meeting and vote in person.  However, for those who will not be voting at the Annual Meeting in person, your final voting instructions must be received by no later than 11:59 p.m. on June 21, 2012.

Beneficial Owner

Most shareholders of Bed Bath & Beyond Inc. hold their shares through a stockbroker, bank or other nominee, rather than directly in their own name.  If you hold your shares in one of these ways, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record.  As the beneficial owner, you have the right to direct your broker on how to vote.  Your broker or nominee has enclosed a voting instruction form for you to use in directing the broker or nominee on how to vote your shares.  If you hold your shares through a NYSE member brokerage firm, such member brokerage firm has the discretion to vote shares held on your behalf with respect to the appointment of the Company’s auditors, but not with respect to the election of directors, the say-on-pay proposal or the 2012 Incentive Compensation Plan, as more fully described under “What is a broker ‘non-vote’?”.

Can I change my vote?

Yes.  If you are the shareholder of record, you may revoke your proxy before it is exercised by doing any of the following:

•                  sending a letter to the Company stating that your proxy is revoked;

•                  signing a new proxy and sending it to the Company; or

•                  attending the Annual Meeting and voting by ballot.

Beneficial owners should contact their broker or nominee for instructions on changing their vote.

How many votes must be present to hold the Annual Meeting?

A “quorum” is necessary to hold the Annual Meeting.  A quorum is a majority of the votes entitled to be cast by the shareholders entitled to vote at the Annual Meeting.  They may be present at the Annual Meeting or represented by proxy.  Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum, but are not counted for purposes of determining any of the proposals to be voted on.

How many votes are needed to approve the proposals?

At the 2012 Annual Meeting of Shareholders, a “FOR” vote by a majority of votes cast is required for the election of directors, to ratify the selection of KPMG LLP as the Company’s independent auditors for fiscal 2012, to approve, by non-binding vote, the say-on-pay proposal and to approve the 2012 Incentive Compensation Plan.

A “FOR” vote by a “majority of votes cast” means that the number of shares voted “FOR” exceeds the number of votes “AGAINST.”  Abstentions and broker non-votes shall not constitute votes “FOR” or votes “AGAINST.”

What is an abstention?

An abstention is a properly signed proxy card which is marked “abstain.”

What is a broker “non-vote”?

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.  Under current applicable rules, Proposal 2 is a “discretionary” item upon which New York Stock Exchange member brokerage firms that hold shares as nominee may vote on behalf of the beneficial owners if such beneficial owners have not furnished voting instructions by the tenth day before the Annual Meeting.

However, New York Stock Exchange member brokerage firms that hold shares as nominee may not vote on behalf of the beneficial owners on the following proposals unless you provide voting instructions: Proposal 1, the election of directors, Proposal 3, the say-on-pay proposal, and Proposal 4, the approval of the 2012 Incentive Compensation Plan.  Therefore, if your shares are held by such nominee, please instruct your broker regarding how to vote your shares on each of these proposals.  This will ensure that your shares are counted with respect to each of these proposals.

Will any other matters be acted on at the Annual Meeting?

If any other matters are properly presented at the Annual Meeting or any adjournment, the persons named in the proxy will have discretion to vote on those matters.  As of March 26, 2012, which is the date by which any proposal for consideration at the Annual Meeting submitted by a shareholder must have been received by the Company to be presented at the Annual Meeting, and as of the date of this Proxy Statement, we did not know of any other matters to be presented at the Annual Meeting.

Who pays for this proxy solicitation?

The Company will pay the expenses of soliciting proxies.  In addition to solicitation by mail, proxies may be solicited in person or by telephone or other means by directors or associates of the Company.  The Company has engaged D.F. King & Co., Inc., for a fee to be determined, to assist in the solicitation of proxies.  The Company will reimburse brokerage firms and other nominees, custodians and fiduciaries for costs incurred by them in mailing proxy materials to the beneficial owners of shares held of record by such persons.

Whom should I call with other questions?

If you have additional questions about this Proxy Statement or the Annual Meeting or would like additional copies of this document or our 2011 Annual Report on Form 10-K, please contact:  Bed Bath & Beyond Inc., 650 Liberty Avenue, Union, NJ 07083, Attention:  Investor Relations Dept., Telephone:  (908) 688-0888.

ELECTION OF DIRECTORS (PROPOSAL 1)

How is the Board of Directors structured and who has been nominated?

The Board of Directors, upon recommendation of its Nominating and Corporate Governance Committee, has nominated for reelection as directors, for a one year term expiring at the 2013 Annual Meeting, each of the current members of the Board.

Information concerning our directors as of the record date, and the key experience, qualifications and skills they bring to our Board, is provided below.

Warren Eisenberg, 81, is a Co-Founder of the Company and has served as Co-Chairman since 1999.  He has served as a director since 1971.  Mr. Eisenberg served as Chairman from 1992 to 1999, and served as Co-Chief Executive Officer from 1971 to 2003.

Leonard Feinstein, 75, is a Co-Founder of the Company and has served as Co-Chairman since 1999.  He has served as a director since 1971.  Mr. Feinstein served as President from 1992 to 1999, and served as Co-Chief Executive Officer from 1971 to 2003.

Messrs. Eisenberg and Feinstein remain active as part of the senior leadership of the Company and bring to the Board, among other benefits, their experience in building the Company during its 41-year history and their overall experience in the retail industry, in each case for over 50 years.

Steven H. Temares, 53, currently serves as Chief Executive Officer of the Company.  He was President and Chief Executive Officer from 2003 to 2006 and was President and Chief Operating Officer from 1999 to 2003.  Mr. Temares joined the Company in 1992 and has served as a director since 1999.  Mr. Temares has been part of the leadership of the Company throughout its entire history as a public company.

Dean S. Adler, 55, is a Co-Founder and Chief Executive Officer of Lubert-Adler Partners, L.P., a private real estate investment firm.  He has served as a Principal of Lubert-Adler Partners, L.P. for over ten years.  He has been a director of the Company since 2001.  During the last five years, Mr. Adler also served as a director of Developers Diversified Realty Corp., a shopping center real estate investment trust, and Electronics Boutique, Inc., a mall retailer.  Mr. Adler has wide experience and involvement in commercial real estate including, in particular, retail real estate.

Stanley F. Barshay, 72, has served in a variety of senior executive positions at consumer healthcare companies.  He served as Executive Vice President of Merck & Co. (formerly Schering-Plough Corporation) and President of its Consumer Health Care Division from November 2009 until his retirement on April 1, 2010; prior to November 2009, Mr. Barshay was Chairman, Consumer Health Care, at Schering-Plough Corporation since June 2003.  For many years, Mr. Barshay served in a variety of senior executive positions at American Home Products (now part of Pfizer).  He has been a director of the Company since 2003.  Among other things, Mr. Barshay brings to the Board specialized knowledge about the marketing of consumer goods, and in particular health and beauty care products.

Klaus Eppler, 81, has been a pensioned partner in the law firm of Proskauer Rose LLP, counsel to the Company, since 2001.  Mr. Eppler was an equity partner of Proskauer Rose LLP from 1965 to 2001, when he ceased active partnership with responsibilities for clients.  He has been a director of the Company since 1992 and has served as outside Lead Director since 2002.  Mr. Eppler is also a director of Ascena Retail Group, Inc. (successor to The Dress Barn, Inc.), an apparel retailer.  Mr. Eppler has served as a director of one or more retailers continuously for over 35 years.  Throughout his career as a practicing attorney, he represented numerous public companies or their boards of directors, including many retail companies.  Mr. Eppler brings to the Board his experience with a wide variety of retailers.

Patrick R. Gaston, 54, is the CEO and founder of Gastal Networks, LLC, a consulting firm specializing in corporate social responsibility initiatives, since January 2012.  From January to December 2011, he served a one-year term as Executive in Residence and Senior Advisor with the Clinton Bush Haiti Fund to support the rebuilding efforts in Haiti.  Until January 2011, Mr. Gaston was President of the Verizon Foundation since 2003.  Prior to assuming that position, Mr. Gaston held a variety of management positions at Verizon Communications Inc. and its predecessors since 1984, including positions in operations, marketing, human resources, strategic planning and government relations.  He has been a director of the Company since 2007.  Among other things, Mr. Gaston brings to the Board experience with respect to very large and complex public companies as well as extensive experience with other local, national and international organizations through his non-profit work.

Jordan Heller, 51, has been President of Heller Wealth Advisors LLC, a provider of financial advisory services, since 2008.  Mr. Heller was previously a partner with The Schonbraun McCann Group LLP from 2005 to 2008.  Prior to joining The Schonbraun McCann Group, Mr. Heller was a Managing Director at American Economic Planning Group.  He has been a director of the Company since 2003.  Among other things, Mr. Heller brings to the Board experience in and knowledge of various financial matters.  He is a certified public accountant, chartered financial analyst and Certified Financial Planner™, and serves as an “audit committee financial expert” on the Company’s Audit Committee.

Victoria A. Morrison, 59, has been the Executive Vice President & General Counsel of Edison Properties, LLC, a diversified real estate company, since 2007.  Ms. Morrison was previously practicing law as a partner in the law firm of Riker, Danzig, Scherer, Hyland & Perretti LLP since 1986.  She has been a director of the Company since 2001.  Among other things, Ms. Morrison brings to the Board experience in and knowledge of real estate law and transactions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE NINE NOMINEES AS DIRECTORS.

OTHER BOARD OF DIRECTORS INFORMATION

How many times did the Board of Directors meet last year?

The Board of Directors held five meetings during the fiscal year ended February 25, 2012 (“fiscal 2011”).

Director Attendance

Each director of the Company attended 100% of the total number of meetings of the Board of Directors and committees on which he or she served.  The Company encourages, but does not require, the directors to attend the Company’s Annual Meeting of Shareholders.  All of the Company’s current directors attended the 2011 Annual Meeting of Shareholders.

How were directors compensated for fiscal 2011?

The following table provides compensation information for each member of our Board of Directors during fiscal 2011, other than Warren Eisenberg, Leonard Feinstein and Steven H. Temares, each of whom is a named executive officer of the Company and none of whom received any additional compensation for his service as a director of the Company.

Annual director fees for fiscal 2011 were $75,000.  In addition, directors serving on standing committees of the Board of Directors were paid as follows:  an additional $10,000 for Audit Committee members, an additional $7,500 for Compensation Committee members, and (other than for the Lead Director) an additional $5,000 for Nominating and Corporate Governance Committee members.  The Lead Director received an additional $15,000 for acting in that capacity.  Director fees are paid on a quarterly basis.  Directors have the right to elect to receive all or fifty percent of their fees in stock or cash.  In addition to the fees above, each director received an automatic grant of restricted stock under the Company’s 2004 Incentive Compensation Plan with a fair market value on the date of the Company’s Annual Meeting of Shareholders during such fiscal year (the average of the high and low trading prices on such date) equal to $75,000, such restricted stock to vest on the first trading day following the expiration of any applicable blackout period following the last day of the fiscal year of grant provided that the director remains in office until the last day of the fiscal year.  The following table provides director compensation information for fiscal 2011.

Director Compensation Table for Fiscal 2011

As described more fully below, the following table summarizes the annual cash compensation for the non-employee directors as members of our Board of Directors during fiscal 2011.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)		Total ($)
Dean S. Adler	82,500	(2)	75,000	(1)	157,500
Stanley F. Barshay	90,000	(3)	75,000	(1)	165,000
Klaus Eppler	97,500		75,000	(1)	172,500
Patrick R. Gaston	85,000	(2)	75,000	(1)	160,000
Jordan Heller	85,000		75,000	(1)	160,000
Victoria A. Morrison	87,500		75,000	(1)	162,500

(1)                                  Represents the value of 1,343 restricted shares of common stock of the Company granted under the Company’s 2004 Incentive Compensation Plan at fair market value on the date of the Company’s 2011 Annual Meeting of Shareholders ($55.885 per share, the average of the high and low trading prices on June 23, 2011), such restricted stock to vest on the first trading day following the expiration of any applicable blackout period following the last day of the fiscal year of grant provided that the director remains in office until the last day of the fiscal year.  The 1,343 restricted shares of common stock represent the aggregate number of stock awards outstanding for each director as of February 25, 2012.

(2)                                  Fifty percent of these director fees were paid in shares of common stock of the Company pursuant to the Bed Bath & Beyond Plan to Pay Directors Fees in Stock and the number of shares was determined (in accordance with the terms of such plan) based on the fair market value per share on the second business day following the announcement of the Company’s financial results for its fiscal third quarter, which was $57.40 per share, the average of the high and low trading prices on December 23, 2011.

(3)                                  This director fee was paid in shares of common stock of the Company pursuant to the Bed Bath & Beyond Plan to Pay Directors Fees in Stock and the number of shares was determined (in accordance with the terms of such plan) as described in footnote (2).

Director Independence

The Board of Directors, upon the advice of the Nominating and Corporate Governance Committee, has determined that each of Ms. Morrison and Messrs. Adler, Barshay, Eppler, Gaston and Heller are “independent directors” under the independence standards set forth in NASDAQ Listing Rule 5605(a)(2).  This determination was based on the fact that each of these directors is not an executive officer or employee of the Company or has any other relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board of Directors’ independence determination is analyzed annually in both fact and appearance to promote arms-length oversight.  In making its independence determination this year, the Board of Directors considered relationships and transactions since the beginning of its 2011 fiscal year.  The Board of Directors’ independence determinations included reviewing the following two relationships, and a determination that the relationships and the amounts involved, in each case, were immaterial.  Mr. Eppler is a (non-equity) pensioned partner of Proskauer Rose LLP.  In 2001, he ceased active partnership with responsibilities for clients.  The firm receives fees for legal services from the Company which represented a small fraction of 1% of the revenues of Proskauer Rose LLP.  Mr. Adler is a principal or executive officer of several private equity funds, each with broad commercial real estate holdings.  Some of such funds have among their investments interests in entities which hold retail properties, and portions of two such properties are under lease to the Company or subsidiaries for the operation of three of the over 1,100 stores operated by the Company.  The interest of these funds in the rentals from the three stores represented a small fraction of 1% of the rental income of the funds of which Mr. Adler is a principal or executive officer.

As the Board determined, in both cases, that the relationships and the amounts involved were immaterial, the Board does not believe that the relationships or transactions might reasonably impair the ability of the directors to act in shareholders’ best interests.

Information about Committees of the Board; Compensation Committee Interlocks and Insider Participation

All members of the Audit, Compensation and Nominating and Corporate Governance Committees are considered independent pursuant to applicable Securities and Exchange Commission (“SEC”) and NASDAQ rules.  None of the members of the Compensation Committee was (i) during fiscal 2011, an officer or employee of the Company or any of its subsidiaries or (ii) formerly an officer of the Company or any of its subsidiaries.

None of our executive officers currently serves, or in fiscal 2011 has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Leadership Structure

Messrs. Eisenberg, Feinstein and Temares function together as the senior leaders of the Company.  Since Messrs. Eisenberg, Feinstein and Temares are not “independent directors” within the meaning of NASDAQ Listing Rule 5605(a)(2), the Board of Directors appointed an independent director to serve as the outside Lead Director.  Mr. Eppler has served as the outside Lead Director since 2002.  The general authority and responsibilities of the outside Lead Director are established by the Board of Directors.  In that capacity, Mr. Eppler presides at all executive sessions of the independent directors, has the authority to call meetings of the independent directors, acts as a liaison between the members of the Board and management, functions as Secretary of the Board (including with respect to the proposal and maintenance of Board agendas and schedules for meetings), arranges for Board committee functions and acts as Secretary of Board committees and receives communications from the Company’s shareholders.

Director Qualifications

The Board has adopted a policy regarding specific, minimum qualifications for potential directors.  These factors, and others as considered useful by the Board and the Nominating and Corporate Governance Committee, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time.  The Company’s policies regarding director qualifications and skills are included on the Company’s website at www.bedbathandbeyond.com under the Investor Relations section.

Qualified candidates for membership on the Board will be considered without regard to race, color, creed, religion, national origin, age, gender, sexual orientation or disability.  The Nominating and Corporate Governance Committee reviews and evaluates each candidate’s character, judgment, skills (including financial literacy), background, experience and other qualifications (without regard to whether a nominee has been recommended by the Company’s shareholders), as well as the overall composition of the Board, and recommends to the Board for its approval the slate of directors to be nominated for election at the annual meeting of the Company’s shareholders.  While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, the Committee believes that it is desirable that Board members represent a diversity of backgrounds, including gender and race, as well as diversity of viewpoints and experience.

Board Committees

Our Board of Directors has standing Audit, Compensation and Nominating and Corporate Governance Committees.  Information about each of these Committees follows.

Audit Committee

The function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by (i) overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, and (ii) reviewing the financial reports and other financial information provided by the Company to the public.  In addition, the functions of this Committee have included, among other things, recommending to the Board the engagement or discharge of independent auditors, discussing with the auditors their review of the Company’s quarterly results and the results of their annual audit and reviewing the Company’s internal accounting controls.

The Audit Committee held eight meetings during fiscal 2011.  The current members of the Committee are Messrs. Barshay, Gaston and Heller.  The Board of Directors has determined that Mr. Heller is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K and all of the members of the Committee meet the applicable independence standards for audit committee members in NASDAQ Listing Rule 5605(c)(2)(A).

Compensation Committee

The function of the Compensation Committee is to assist the Board of Directors by (i) considering and determining all matters relating to the compensation of the Company’s Co-Chairmen, Chief Executive Officer and other executive officers (as defined in Rule 3b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and such other key executives as the Committee shall determine; (ii) administering and functioning as the Committee that is authorized to make grants and awards of equity compensation to executive officers and such other key executives as the Committee shall determine under the Company’s equity compensation plans; and (iii) reviewing and reporting to the Board on such other matters as may be appropriately delegated by the Board for the Committee’s consideration.

The Committee has the authority to engage consultants and other advisors.

The Compensation Committee held nine meetings during fiscal 2011.  The members of the Committee during fiscal 2011 were Messrs. Adler and Eppler and Ms. Morrison.  In addition to meeting the NASDAQ independence requirements, these members are “non-employee directors” for applicable SEC rules and are “outside directors” for purposes of applicable tax law.

Nominating and Corporate Governance Committee

The function of the Nominating and Corporate Governance Committee is to assist the Board of Directors by (i) reviewing and recommending changes in certain policies regarding the nomination of directors to the Board for its approval; (ii) identifying individuals qualified to become directors; (iii) evaluating and recommending for the Board’s selection nominees to fill positions on the Board; and (iv) recommending changes in the Company’s corporate governance policies to the Board for its approval.  The Committee also oversees Board and management succession planning.  The Committee’s policy is to identify potential nominees based on properly submitted suggestions from any source and has established procedures to do so.  In addition, the Board may determine that it requires a director with a particular expertise or qualification and will actively recruit such a candidate.  The Nominating and Corporate Governance Committee also has the authority to retain third party search firms to evaluate or assist in identifying or evaluating potential nominees.  Shareholders wishing to propose a director candidate for nomination must provide timely notice of such nomination in accordance with the Company’s By-laws.  The Nominating and Corporate Governance Committee held one meeting during fiscal 2011.  The members of the Committee during fiscal 2011 were Messrs. Barshay and Eppler and Ms. Morrison.

Certain Relationships and Related Transactions

The Company’s Audit Committee, among other things, reviews and approves, on an annual basis and as otherwise appropriate, any proposed related party transactions.  The members of the Committee also consult with the Company’s independent auditors to ensure that the Committee considers all transactions which the auditors advise may involve transactions with related persons.  The Committee’s determinations with respect to all related party transactions are recorded in the minutes of the Committee, and the Audit Committee’s responsibility to review and approve related party transactions is set forth in the Committee’s charter.

Committee Charters; Additional Information; Risk Management

A complete copy of the charter of each of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, as well as the Company’s policies on director attendance at the Annual Meeting and how shareholders can communicate with the Board of Directors, are available on the Company’s website at www.bedbathandbeyond.com.

The Company has renewed its directors and officers indemnification insurance coverage.  This insurance covers directors and officers individually where exposures exist other than those for which the Company is able to provide indemnification.  This coverage is from June 1, 2011 through June 1, 2012, at a total cost of approximately $237,500. The primary carrier is Arch Insurance Company.

Management regularly reports to the Board of Directors with respect to compliance and risk management matters through a formal risk management process and committee.  The committee, which consists of a number of key executives, meets with executives of each principal business function to identify and assess the significant risks in each such business function’s areas of responsibility, then analyzes what risk mitigation efforts are or should be in place to eliminate or minimize such risks to acceptable levels.

RATIFICATION OF APPOINTMENT OF AUDITORS (PROPOSAL 2)

Who has been appointed as the Auditors?

The Audit Committee has appointed KPMG LLP to serve as our independent auditors for fiscal 2012, subject to ratification by our shareholders.  Representatives of KPMG LLP will be present at the Annual Meeting to answer questions.  They will also have the opportunity to make a statement if they desire to do so.  If the proposal to ratify their appointment is not approved, other certified public accountants will be considered by the Audit Committee.  Even if the proposal is approved, the Audit Committee, in its discretion, may direct the appointment of new independent auditors at any time during the year if it believes that such a change would be in the best interest of the Company and its shareholders.

What were the fees incurred by the Company for professional services rendered by KPMG LLP?

The fees incurred by the Company for professional services rendered by KPMG LLP for fiscal 2011 and the fiscal year ended February 26, 2011 (“fiscal 2010”) were as follows:

	2011	2010

Audit Fees	$1,200,000	$1,130,000
Audit-Related Fees	—	2,000
Tax Fees	67,000	88,000
All Other Fees	—	3,000
	$1,267,000	$1,223,000

In fiscal 2011 and fiscal 2010, in accordance with the SEC’s definitions and rules, “audit fees” included fees associated with the annual audit of the Company’s financial statements, the assessment of the Company’s internal control over financial reporting as integrated with the annual audit of the Company’s financial statements and the quarterly reviews of the financial statements included in its Form 10-Q filings.  In fiscal 2010, “audit-related fees” included fees associated with the implementation of XBRL reporting requirements.  In fiscal 2011 and fiscal 2010, “tax fees” included fees associated with tax planning, tax compliance (including review of tax returns) and tax advice (including tax audit assistance).  In fiscal 2010, “all other fees” consisted of a subscription fee to a KPMG sponsored research tool.  The Audit Committee has concluded that the provision of the foregoing services is compatible with maintaining KPMG LLP’s independence.

In accordance with the Audit Committee charter, the Audit Committee must pre-approve all audit and non-audit services provided to the Company by its outside auditor.  To the extent permitted by applicable laws, regulations and NASDAQ rules, the Committee may delegate pre-approval of audit and non-audit services to one or more members of the Committee.  Such member(s) must then report to the full Committee at its next scheduled meeting if such member(s) pre-approved any audit or non-audit services.

In fiscal 2011 and fiscal 2010, all (100%) audit and non-audit services were pre-approved in accordance with the Audit Committee charter.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR FISCAL 2012.

AUDIT COMMITTEE REPORT

The Board of Directors has determined that the membership of the Audit Committee meets the SEC and NASDAQ independence and experience requirements.  The Board of Directors has also determined that Mr. Heller qualifies as an “audit committee financial expert.”

The Audit Committee discussed the auditors’ review of quarterly financial information with the auditors prior to the release of that information and the filing of the Company’s quarterly reports with the SEC; the Audit Committee also met and held discussions with management and the independent auditors with respect to the audited year end financial statements.

Further, the Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and as adopted by the Public Company Oversight Board in Rule 3200T, received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with the auditors the auditors’ independence.  The Committee also discussed with the auditors and the Company’s financial management matters related to the Company’s internal control over financial reporting.  Based on these discussions and the written disclosures received from the independent auditors, the Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended February 25, 2012, filed with the SEC on April 24, 2012.

This audit committee report is not deemed filed under the Securities Act of 1933 or the Securities Exchange Act of 1934 and is not incorporated by reference into any filings that the Company may make with the SEC.

AUDIT COMMITTEE
Stanley F. Barshay
Patrick R. Gaston
Jordan Heller

EXECUTIVE OFFICERS

Set forth below is information concerning our executive officers as of May 4, 2012.

Name	Age	Position

Warren Eisenberg	81	Co-Chairman and Director
Leonard Feinstein	75	Co-Chairman and Director
Steven H. Temares	53	Chief Executive Officer and Director
Arthur Stark	57	President and Chief Merchandising Officer
Eugene A. Castagna	46	Chief Financial Officer and Treasurer
Matthew Fiorilli	55	Senior Vice President - Stores

The biographies for Messrs. Eisenberg, Feinstein and Temares are set forth above under Election of Directors (Proposal 1).  Biographies for our other executive officers are as follows:

Arthur Stark has been President and Chief Merchandising Officer since 2006.  Mr. Stark has served as Chief Merchandising Officer since 1999 and was a Senior Vice President from 1999 to 2006.  Mr. Stark joined the Company in 1977.

Eugene A. Castagna has been Chief Financial Officer and Treasurer since 2006.  Mr. Castagna served as Assistant Treasurer from 2002 to 2006 and as Vice President - Finance from 2000 to 2006.  Mr. Castagna is a certified public accountant and joined the Company in 1994.

Matthew Fiorilli has been Senior Vice President - Stores since 1999.  Mr. Fiorilli joined the Company in 1973.

Mr. Temares, Mr. Stark, Mr. Castagna and Mr. Fiorilli, together with the following officers who are not considered to be executive officers under the Exchange Act, comprise the Company’s Operating Team: Scott Hames, Vice President - Marketing and Analytics, Richard McMahon, Chief Strategy Officer and Vice President — Corporate Operations, Allan N. Rauch, Vice President — Legal and General Counsel, and G. William Waltzinger, Jr., Vice President— Corporate Development and President — Harmon Stores.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following is a discussion and analysis of our compensation programs as they apply to the Company’s principal executive officer, principal financial officer and the three most highly compensated executive officers of the Company (other than its principal executive officer and principal financial officer) for fiscal 2011 (“named executive officers”) whose compensation information is presented in the Summary Compensation Table and other tables following this discussion and analysis.

Overview of Executive Compensation

As described below, the Company has experienced strong growth and financial stability in the 41 years of its existence and, in particular, in the 20 years since it became a public company.  The Company believes that a key factor in this performance has been the stability of its executive team.  Including Warren Eisenberg and Leonard Feinstein, the Company’s Co-Chairmen and Co-Founders, each of whom has served the Company’s business for over 40 years, the Company’s executive officers have an average tenure with the Company of over 30 years.  The Company’s policy is to seek, at all levels, to promote from within.  Thus, the Company has been managed by a cohesive group of executives who have worked together for many years.

The Compensation Committee’s principal objective is to develop and implement compensation policies to retain this successful executive group, while at the same time aligning the executives’ compensation with the Company’s performance and enhancements to shareholder value.  The cash compensation levels for our named executive officers (our Co-Chairmen, Chief Executive Officer, President and Chief Financial Officer) and the other executive officers whose compensation is determined by the Compensation Committee are within or below market range principally because their sole cash compensation is salary; the Company has no bonus program for these executives or the other executives whose compensation is determined by the Compensation Committee.  The Compensation Committee places greater emphasis on equity compensation, consisting of stock options and restricted stock.  Further, the Company’s equity compensation programs include substantial time vesting provisions which provide greater incentives for the executives to remain with the Company and to focus on the Company’s performance over an extended period.

Since the initial public offering of its common stock in 1992 through the end of fiscal 2011, the Company has experienced an average annual growth in revenues of 22.0%, net income of 24.3% and net earnings per diluted share of 24.8%.  As a result of this growth, the Company was added to the NASDAQ-100 Index in the fourth quarter of fiscal 1996 and the S&P 500 Index in the third quarter of fiscal 1999 and has maintained these positions since those years.  The Company is listed as the 294th largest company in the United States as measured by revenue on the 2012 Fortune 500 annual ranking of America’s largest corporations.  Since the initial public offering of its common stock in 1992 through the end of fiscal 2011, the Company’s stock price has increased at an average annual rate of 22.4%.

For fiscal 2010, the Company reported net earnings of $3.07 per diluted share ($791.3 million), an increase of approximately 33% as compared with net earnings of $2.30 per diluted share ($600.0 million) for the fiscal year ended February 27, 2010 (“fiscal 2009”).  In addition, for fiscal 2011, the Company reported net earnings of $4.06 per diluted share ($989.5 million), an increase of approximately 32% as compared with fiscal 2010.

Based on the recommendations and data from James F. Reda & Associates LLC (“JFR”), the independent compensation consultant retained by the Compensation Committee, and other factors, and in light of the Company’s strong financial results for fiscal 2010 (as described above), the Compensation Committee determined that the named executive officers of the Company should receive the total compensation packages for fiscal 2011, as further described below.

Compensation Philosophy and Objectives

The Compensation Committee has developed and implemented compensation policies, plans and programs to provide competitive compensation opportunities to the executives whose compensation is determined by the Compensation Committee.  The Compensation Committee considers the total compensation package (earned or potentially available, including benefits) in establishing each element of compensation.

The policies, plans and programs are designed to meet the following objectives:

•                  Retain the executives who are part of the Company’s executive team and attract highly qualified executives when new executives are required

•                  Be competitive with other major U.S. peer retail companies

•                  Reward corporate and individual performance

•                  Align the interests of executives and shareholders

•                  Promote the balance of annual and long-term results

The Company believes that its compensation policies, plans and programs have no material adverse effect on the Company’s enterprise risk.

Role of the Compensation Committee

The Compensation Committee provides overall guidance for the Company’s executive compensation policies and determines the amounts and elements of compensation for its named executive officers as well as for certain other key executives.  No executive is present during voting or deliberations with respect to matters relating to such executive’s compensation.  The Compensation Committee charter, which describes the Compensation Committee’s function, responsibilities and duties, is available on our website at www.bedbathandbeyond.com under the Investor Relations section.

The Compensation Committee consists of three members of our Board of Directors, all of whom are “independent” as defined by the NASDAQ listing standards and the applicable tax and securities rules and regulations.  The Compensation Committee members are Ms. Morrison and Messrs. Adler and Eppler.  The Compensation Committee meets on a regular basis for various reasons as outlined in its charter.

Use of Outside Advisors

In making its determinations with respect to executive compensation, the Compensation Committee has periodically engaged the services of compensation consultants.  The Compensation Committee has the authority to retain, terminate and set the terms of the Company’s relationship with any consultants and other outside advisors who assist the Compensation Committee in carrying out its responsibilities.  In connection with making its determinations regarding compensation for our named executive officers and certain other key executives for the fiscal year ended February 28, 2009 (“fiscal 2008”), the Compensation Committee conducted a search for an independent compensation consultant and retained JFR to conduct a compensation review for the named executive officers and certain other executives.  JFR had not previously worked with the Company in any capacity and has not served the Company in any capacity, except as consultants to the Compensation Committee.  The Compensation Committee has continued to retain JFR for fiscal 2009, 2010 and 2011.  The Compensation Committee also receives advice and assistance from the law firm of Chadbourne & Parke LLP, which has acted as counsel only to the Company’s independent directors and its Board committees.

Methodology

Under the direction of the Compensation Committee, the compensation review in each year included a peer group competitive market review and total compensation recommendations by JFR.

The methodology used by JFR included reviewing available data based on the Company’s industry, revenue size and financial performance, as well as data from companies from various industries with a chairman among its named executive officers who is also a founder in light of the fact that the Company’s Co-Chairmen are its Co-Founders.  The peer group developed by JFR, upon which it based its recommendations for fiscal 2011, consists of 18 companies that are the Company’s direct competitors, retailing companies of similar size or retailing companies with founders/chairmen positions.  This peer group consists of the following companies:

•	Barnes & Noble, Inc.
•	The Bon-Ton Stores, Inc.
•	Dillard’s, Inc.
•	Family Dollar Stores, Inc.
•	Jones Apparel Group, Inc.

•	Kohl’s Corporation
•	Macy’s, Inc.
•	Nordstrom, Inc.
•	J.C. Penney Company, Inc.
•	Pier 1 Imports, Inc.
•	Retail Ventures, Inc.
•	Ross Stores, Inc.
•	Saks Incorporated
•	Starbucks Corporation
•	Stein Mart, Inc.
•	Target Corporation
•	The TJX Companies, Inc.
•	Williams-Sonoma, Inc.

The peer group analyses prepared by JFR used public company proxy statements, third party industry compensation surveys and other publicly available information.

The Compensation Committee solicits input from the Co-Chairmen when considering decisions concerning the compensation of the Chief Executive Officer, and solicits input from the Co-Chairmen and the Chief Executive Officer when considering decisions concerning the compensation of the other named executive officers and any other executive whose compensation the Compensation Committee determines.  In connection with its determinations, in fiscal 2011, the Compensation Committee consulted with the Co-Chairmen, who are the Co-Founders of the Company and who have been continuously involved in the affairs of the Company since its organization in 1971, with respect to the recommendations of JFR regarding the compensation package of the Chief Executive Officer.  The Compensation Committee also received and reviewed the recommendations of the Co-Chairmen and Chief Executive Officer regarding the salary and equity compensation awards for the other named executive officers and certain other executives for fiscal 2011.  The compensation approved by the Compensation Committee for each of Messrs. Eisenberg, Feinstein and Temares for fiscal 2011 was determined by the Compensation Committee taking into account recommendations of and certain data received from JFR and, in the case of Mr. Temares, the recommendations of the Co-Chairmen.  The compensation approved by the Compensation Committee for the named executive officers, other than the Co-Chairmen and Mr. Temares, for fiscal 2011 was determined by the Compensation Committee, taking into account the recommendations of the Co-Chairmen, Chief Executive Officer and JFR and certain data the Compensation Committee requested from JFR.

In making its determinations for fiscal 2011, the Compensation Committee engaged JFR to conduct a compensation review for all executive officers, including the named executive officers and for certain other executives.  Under the direction of the Compensation Committee and in connection with this review, JFR benchmarked the named executive officers’ total compensation and separately their cash compensation against data from the 18 company peer group.  JFR performed a compensation study that relied on the compensation analysis conducted in 2010, and included additional market data from surveys and proxies.  In light of the Company’s continued strong financial results for fiscal 2010, particularly in light of the Company’s ranking first among its peer group companies based upon net income as a percentage of sales, the Compensation Committee determined, early in fiscal 2011, that all of the executive officers of the Company, other than the Co-Chairmen, should receive increases in their total compensation packages for fiscal 2011.

Elements of Compensation

The Company seeks to provide total compensation packages to its associates, including its named executive officers, which implement its compensation philosophy.  The components of the Company’s compensation programs are base salary, equity compensation (consisting of stock options and restricted stock awards), retirement and other benefits (consisting of health plans, a limited 401(k) plan match and a nonqualified deferred compensation plan) and perquisites.  The Company places greater emphasis in the compensation packages for named executive officers on equity incentive compensation rather than cash compensation in order to align compensation more closely with performance results and the creation of shareholder value.  The Company does not have a cash bonus program for executive officers.

Base Salary

The Company pays base salaries to provide our named executive officers with current, regular compensation that is appropriate for their position, experience and responsibilities.  Changes in base salary, if any, are effective in May of each fiscal year.  The Company believes that cash compensation levels for our named executive officers are within or below market range as the Company places greater emphasis on equity compensation.

Equity Compensation

The Company’s overall approach to equity compensation is to make equity awards comprised of a combination of stock options and performance-based restricted stock to all executive officers, including the named executive officers, and a small number of other executives.  The Company’s allocation between these two forms of equity awards considers the retention component and the role of the executive in the enhancement of shareholder value.  For the named executive officers other than the Chief Executive Officer and the Co-Chairmen, the allocation is more weighted toward performance-based restricted stock in light of this retention component, yet provides a grant of stock options recognizing the role of these executives in the enhancement of shareholder value.  For the Co-Chairmen, the allocation reflects that each of them owns in excess of 1% of the outstanding common stock of the Company.  For the Chief Executive Officer, the more even allocation of equity awards between performance-based restricted stock and stock options is based on the view that stock options reward executives more directly for enhancing shareholder value and, therefore, as the executive primarily responsible for that enhancement, the Chief Executive Officer should have a greater proportion of his equity awards allocated to stock options as compared to the other executive officers.  These grants are made on May 10 of each year (or the following trading day should such date fall on a weekend or holiday).  The vesting provisions relating to equity compensation have been and continue to be determined with the principal purpose of retaining the Company’s executives and key associates.  The Company believes its equity compensation policies have been highly successful in the long term retention of its executives and key associates, including its named executive officers.

Consistent with the Company’s historic practice, the stock options vest over time, subject, in general, to the named executive officers remaining in the Company’s employ on specified vesting dates.  Vesting of the restricted stock awarded to these named executive officers is dependent on (i) the Company’s achievement of a performance-based test for the fiscal year in which the grant is made, and (ii) assuming achievement of the performance-based test, time vesting, subject, in general, to the executive remaining in the Company’s employ on the specified vesting dates.

The performance-based test requires that the Company’s net income in the fiscal year exceed the Company’s net income in the prior fiscal year or that the Company’s net income as a percentage of sales place it in the top half of the companies in the S&P 500 Retailing Index with respect to such measurement.  Net income is adjusted for such purpose to reflect (i) mergers, acquisitions, consolidations or dispositions, (ii) changes in accounting methods, and (iii) extraordinary items, as defined in Accounting Standards Codification Topic No. 225, “Income Statement”, or stock repurchase or dividend activity.  The Company believes that this performance-based test meets the standard for performance-based compensation under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”), so that the restricted stock awards will be deductible compensation by the Company for certain executives if their annual compensation exceeds $1 million. The Compensation Committee believes that this test is an appropriate measure of performance for companies in the retail industry and, specifically, for companies in the Company’s sector.  In addition, even if the performance-based test is met, the executive must remain in the Company’s employ for an extended period in order to earn the restricted stock, further aligning the executive’s interest with the long-term interests of the Company.

For each of fiscal 2011 and fiscal 2010, the performance-based test was satisfied in that the Company’s net income exceeded the Company’s net income for the prior fiscal year.

All executives (other than named executive officers and other key executives whose compensation is determined by the Compensation Committee) and associates awarded incentive compensation receive grants consisting solely of restricted stock.  Vesting of restricted stock awarded to these associates is based solely on time-vesting with no performance-based test.

Consistent with the Company’s practice since fiscal 2008, stock option awards are made in dollars (with the number of shares covered by the options determined by dividing the dollar amount of the grant by the Stock Option Fair Value, as described below).  The Compensation Committee believes that making stock option awards in dollar amounts rather than share amounts is advisable because making stock option awards in dollar amounts allows the Compensation Committee to align stock option awards with the value of the option grants.  Making stock option awards in dollars also enables the Compensation Committee to more readily evaluate appropriate aggregate compensation amounts and percentage increases or decreases for executives, in comparison to making stock option awards in share amounts (the value of which varies depending on the trading price of the Company’s stock and other factors).  In making the awards, the Compensation Committee considered the fair value of these options on the date of grant determined in accordance with Accounting Standards Codification Topic No. 718, “Compensation - Stock Compensation” (the “Stock Option Fair Value”).

All awards of restricted stock and stock options are made under the Company’s 2004 Incentive Compensation Plan, approved by the Company’s shareholders (the performance goals under such plan having been re-approved in 2009), which is the only equity incentive plan under which the Company can currently make awards of equity compensation.  As described below under Proposal 4, “Approval of the 2012 Incentive Compensation Plan,” the Company is requesting shareholder approval of the Company’s 2012 Incentive Compensation Plan, which is an amendment and restatement of the Company’s 2004 Incentive Compensation Plan.  Among other things, the 2012 Incentive Compensation Plan increases the maximum aggregate number of shares of common stock available under such plan, extends the plan’s term until 2022 and incorporates certain key corporate governance best practices, all of which are subject to approval by the Company’s shareholders.

Senior Executive Compensation

In addition to considering the Company’s compensation policies generally, the Compensation Committee reviews executive compensation and concentrates on the compensation packages for the Company’s senior executive officers, namely, the Co-Chairmen (Warren Eisenberg and Leonard Feinstein, who are the Company’s Co-Founders) and the Chief Executive Officer (Steven H. Temares), believing that these three named executive officers are the most important and influential in determining the continued success of the Company.  The Company has enjoyed considerable success in the 20 years it has been a public company, and in both fiscal 2010 and fiscal 2011 achieved strong financial results.

Fiscal 2011 executive compensation decisions were made effective May 10, 2011, before the initial advisory vote on executive compensation took place at the 2011 annual meeting of shareholders held on June 23, 2011.  At that meeting, approximately 75% of shares present and eligible to vote approved the compensation paid to the Company’s named executive officers, which the Committee considered generally favorable.  In making inquiries of certain shareholders that did not approve the executive compensation at the 2011 annual meeting of shareholders, the Company learned that such shareholder decisions did not relate to the compensation arrangements set forth in the summary compensation table for fiscal 2010.

For fiscal 2011, the base salaries for the Co-Chairmen remained at $1,100,000, the same as they were for the prior five fiscal years.  For fiscal 2011, the base salary for Mr. Temares increased by $500,000 to $3,000,000.  The Compensation Committee determined that Mr. Temares’ base salary increase was warranted based on the Company’s strong financial performance and Mr. Temares’ strong individual performance.  According to the analysis prepared by JFR, Mr. Temares’ increased base salary for fiscal 2011 was below the median of the cash compensation of the 18-company peer group.

For fiscal 2011, the base salary for Mr. Stark increased by $125,000 and the base salary for Mr. Castagna increased by $160,000.  The Compensation Committee determined that these increases were warranted based on the Company’s growth and strong financial results in 2010 and based on the results and recommendations of JFR’s compensation review discussed above.

The aggregate equity awards to Mr. Temares for fiscal 2011 increased from fiscal 2010 by $1,225,000 to $10,225,000, with the increase comprised of $500,000 in stock options and $725,000 in performance-based restricted stock.  Of the total of $10,225,000 of equity awards to Mr. Temares for fiscal 2011, $5,225,000 consisted of performance-based restricted stock (based on the market value of the Company’s common stock on the date of grant) and $5,000,000 consisted of stock options (based on the Stock Option Fair Value).  The equity awards to Messrs. Eisenberg and Feinstein for fiscal 2011 remained unchanged from fiscal 2010 at $2,000,000 for each such executive, comprised of $1,500,000 of performance-based restricted stock and $500,000 of stock options (valued on the same basis as Mr. Temares’ awards).

The aggregate equity awards to each of Mr. Stark and Mr. Castagna for fiscal 2011 increased from 2010 by $52,678, comprised entirely of an increase in the dollar amount of stock option grants, with no change in the dollar amount of performance-based restricted stock awards from fiscal 2010.

In the view of the Compensation Committee, the base salary, stock option grants, and performance-based restricted stock awards constitute compensation packages for the Chief Executive Officer and for the Co-Chairmen, as well as the other named executive officers, which are appropriate for a company with the revenues and earnings of the Company.  The stock options granted to the Chief Executive Officer vest in five equal annual installments, while the stock options awarded to the Co-Chairmen vest in three equal annual installments, in each case commencing on the first anniversary of the grant date and based on continued service to the

Company.  The restricted stock awards to each such executive are conditioned on the performance-based test described above with time vesting in five equal annual installments, in each case commencing on the first anniversary of the grant date and based on continued service to the Company.

For further discussion related to equity grants to the named executive officers, see “Potential Payments Upon Termination or Change in Control” below.

Other Benefits

The Company provides the named executive officers with the same benefits offered to all other associates.  The cost of these benefits constitutes a small percentage of each named executive officer’s total compensation.  Key benefits include paid vacation, premiums paid for long-term disability insurance, a matching contribution to the named executive officer’s 401(k) plan account, and the payment of a portion of the named executive officer’s premiums for healthcare and basic life insurance.

The Company has a nonqualified deferred compensation plan for the benefit of certain highly compensated associates, including the named executive officers.  The plan provides that a certain percentage of an associate’s contributions may be matched by the Company, subject to certain limitations.  This matching contribution will vest over a specified period of time.  See the “Nonqualified Deferred Compensation Table” below.

The Company provides the named executive officers with certain perquisites including tax preparation services and car service, in the case of Messrs. Eisenberg and Feinstein, and a car allowance, in the case of all named executive officers.  The Compensation Committee believes all such perquisites are reasonable and consistent with its overall objective of attracting and retaining our named executive officers.

See the “All Other Compensation” column in the Summary Compensation Table for further information regarding these benefits and perquisites, and “Potential Payments Upon Termination or Change in Control” below for information regarding termination and change in control payments and benefits.

Impact of Accounting and Tax Considerations

The Compensation Committee considers the accounting cost associated with equity compensation and the impact of Section 162(m) of the Code, which generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to certain executives, subject to certain exceptions for performance-based compensation.  Stock options and performance-based compensation granted to our named executive officers are intended to satisfy the performance-based exception and be deductible.  Base salary amounts in excess of $1 million are not deductible by the Company.

Policy on the Recovery of Incentive Compensation

In fiscal 2009, the Board adopted a policy as part of the Company’s corporate governance guidelines on the recovery of incentive compensation, commonly referred to as a “clawback policy,” applicable to the Company’s named executive officers (as defined under Item 402(a)(3) of Regulation S-K).  The Compensation Committee is monitoring the issuance of regulations under the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to incentive compensation recoupment and will amend its policy to the extent necessary to comply with such Act.

Conclusion

After careful review and analysis, the Company believes that each element of compensation and the total compensation provided to each of its named executive officers is reasonable and appropriate.  The value of the compensation payable to the named executive officers is significantly tied to the Company’s performance and the return to its shareholders over time.  The Company believes that its compensation programs will allow it to retain the executives who are part of the Company’s executive team and attract highly qualified executives when new executives are required.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company’s Board of Directors has submitted the following report for inclusion in this Proxy Statement:

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement.  Based on the Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for fiscal 2011 for filing with the SEC.

The foregoing report is provided by the following directors, who constitute the Compensation Committee:

COMPENSATION COMMITTEE
Dean S. Adler
Klaus Eppler
Victoria A. Morrison

SUMMARY COMPENSATION TABLE FOR FISCAL 2011, FISCAL 2010 AND FISCAL 2009

The following table sets forth information concerning the compensation of the Company’s named executive officers.

Name and Principal Position	Fiscal Year	Salary(1) ($)	Stock Awards(2)(3) ($)	Option Awards(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Warren Eisenberg(4)(5)	2011	1,100,000	1,500,027	500,000	0	115,564	3,215,591
Co-Chairman	2010	1,100,000	1,500,007	500,008	0	80,072	3,180,087
	2009	1,100,000	2,000,013	1,000,007	0	73,518	4,173,538

Leonard Feinstein(6)(7)	2011	1,100,000	1,500,027	500,000	0	123,264	3,223,291
Co-Chairman	2010	1,100,000	1,500,007	500,008	0	146,326	3,246,341
	2009	1,100,000	2,000,013	1,000,007	0	138,476	4,238,496

Steven H. Temares(8)(9)(10)	2011	2,894,231	5,225,036	5,000,003	790,392	17,572	13,927,234
Chief Executive Officer	2010	2,288,462	4,500,022	4,500,007	4,179,870	15,052	15,483,413
	2009	1,500,000	3,500,002	3,500,008	175,889	21,129	8,697,028

Arthur Stark(11)(12) President and Chief Merchandising Officer	2011	1,353,558	1,250,004	600,000	0	9,729	3,213,291
	2010	1,212,692	1,250,006	547,322	0	196,713	3,206,733
	2009	1,055,000	1,000,021	590,011	0	17,182	2,662,214

Eugene A. Castagna(13)(14)	2011	1,166,154	1,000,037	600,000	0	15,395	2,781,586
Chief Financial Officer and Treasurer	2010	997,692	1,000,005	547,322	0	18,355	2,563,374
	2009	840,000	750,008	590,011	0	14,151	2,194,170

(1)

Except as otherwise described in this Summary Compensation Table, salaries to named executive officers were paid in cash in fiscal 2011, fiscal 2010 and fiscal 2009, and increases in salary, if any, were effective in May of the fiscal year.

(2)

The value of stock awards and option awards represents their respective total fair value on the date of grant calculated in accordance with Accounting Standards Codification Topic No. 718, “Compensation — Stock Compensation” (“ASC 718”), without regard to the estimated forfeiture related to service-based vesting conditions. All assumptions made in the valuations are contained and described in footnote 12 to the Company’s financial statements in the Company’s Form 10-K for fiscal 2011. Stock awards and option awards are rounded up to the nearest whole share when converted from dollars to shares. The amounts shown in the table reflect the Company’s accounting expense and do not necessarily reflect the actual value, if any, that may be realized by the named executive officers.

(3)

The vesting of restricted stock awards depends on (i) the Company’s achievement of a performance-based test for the fiscal year of the grant, and (ii) assuming the performance-based test is met, time vesting, subject in general to the executive remaining in the Company’s employ on specific vesting dates. The performance-based tests for fiscal years 2011, 2010 and 2009 were met. The fair value of the performance-based stock awards are reported above at 100% of target, their maximum value assuming the highest level of performance.

(4)

Salary for Mr. Eisenberg includes a deferral of $275,000, $275,000 and $42,308 for fiscal 2011, 2010 and 2009, respectively, pursuant to the terms of the Company’s Nonqualified Deferred Compensation Plan. Such amount for fiscal 2011 is also reported in the Nonqualified Deferred Compensation Table below.

(5)

All Other Compensation for Mr. Eisenberg includes incremental costs to the Company for tax preparation services of $25,063, $23,822 and $23,312, car service of $59,740, $28,140 and $27,429 and car allowance of $23,411, $20,760 and $22,777, and an employer nonqualified deferred compensation plan matching contribution of $7,350, $7,350 and $0, for fiscal 2011, 2010 and 2009, respectively.

(6)

Salary for Mr. Feinstein includes a deferral of $275,000, $275,000 and $42,308 for fiscal 2011, 2010 and 2009, respectively, pursuant to the terms of the Company’s Nonqualified Deferred Compensation Plan. Such amount for fiscal 2011 is also reported in the Nonqualified Deferred Compensation Table below.

(7)

All Other Compensation for Mr. Feinstein includes incremental costs to the Company for tax preparation services of $25,063, $23,822 and $23,313, car service of $62,400, $88,840 and $86,229 and car allowance of $28,451, $26,314 and $28,934, and an employer nonqualified deferred compensation plan matching contribution of $7,350, $7,350 and $0, for fiscal 2011, 2010 and 2009, respectively.

(8)

Salary for Mr. Temares includes a deferral of $26,615, $26,000 and $26,000 for fiscal 2011, 2010 and 2009, respectively, pursuant to the terms of the Company’s Nonqualified Deferred Compensation Plan. Such amount for fiscal 2011 is also reported in the Nonqualified Deferred Compensation Table below.

(9)

The change in pension value is an increase in the actuarial present value of the benefits payable under the supplemental executive retirement benefit agreement with Mr. Temares, which is discussed more fully below. The change in pension value for fiscal 2010 is the result of Mr. Temares’ increase in base salary for fiscal 2010, which followed a year (fiscal 2009) in which he received no salary increase. There was no cash payment as a result of this increase. See also “Potential Payments Upon Termination or Change in Control—Messrs. Temares, Castagna and Stark” below.

(10)

All Other Compensation for Mr. Temares includes incremental costs to the Company for car allowance of $10,225, $7,703 and $13,779 and employer 401(k) plan and nonqualified deferred compensation plan matching contributions of $7,347, $7,349 and $7,350, for fiscal 2011, 2010 and 2009, respectively.

(11)

Salary for Mr. Stark includes a deferral of $10,000 for fiscal 2011, 2010 and 2009 pursuant to the terms of the Company’s Nonqualified Deferred Compensation Plan. Such amount for fiscal 2011 is also reported in the Nonqualified Deferred Compensation Table below.

(12)

All Other Compensation for Mr. Stark includes incremental costs to the Company for car allowance of $2,383, $3,450 and $9,832 and employer 401(k) plan and nonqualified deferred compensation plan matching contributions of $7,346, $7,347 and $7,350, for fiscal 2011, 2010 and 2009, respectively. Additionally, during fiscal 2010, the Compensation Committee determined to pay Mr. Stark $185,916 in connection with the resolution of certain state tax withholding issues, including professional fees incurred in connection with the resolution of these issues, for the years 2004-2006.

(13)

Salary for Mr. Castagna includes a deferral of $136,246, $111,346 and $78,185 for fiscal 2011, 2010 and 2009, respectively, pursuant to the terms of the Company’s Nonqualified Deferred Compensation Plan. Such amount for fiscal 2011 is also reported in the Nonqualified Deferred Compensation Table below.

(14)

All Other Compensation for Mr. Castagna includes incremental costs to the Company for car allowance of $8,046, $11,006 and $6,801 and employer 401(k) plan and nonqualified deferred compensation plan matching contributions of $7,349, $7,349 and $7,350, for fiscal 2011, 2010 and 2009, respectively.

EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Employment Agreements

Messrs. Eisenberg and Feinstein

Messrs. Eisenberg and Feinstein have employment agreements with the Company with terms expiring June 30, 2013, or as further extended by mutual agreement.  These agreements provide for salaries at the rate of $800,000 per year which may be increased from time to time by the Company.  The current annual salary for each of Messrs. Eisenberg and Feinstein is $1,100,000.  Under these agreements, each of Messrs. Eisenberg and Feinstein may at any time elect senior status (i.e., to be continued to be employed to provide non-line executive consultative services) at an annual salary of the greater of $400,000 (increased for cost of living adjustments) or 50% of his average salary over the three-year period prior to such election for a period (the “Senior Status Period”) of up to ten years from the date of such election.  During the Senior Status Period, the executive must provide services at a level of at least 25% of the average level of services the executive performed for the prior 36 month period.  During the Senior Status Period, the Company is required to provide to the executive an office at a location specified by the executive, a secretary, car service and car allowance, all on a basis comparable to that which is currently provided to the executive.  The agreements contain non-competition, non-solicitation and confidentiality provisions.  These provisions generally apply through the term of employment, including the Senior Status Period and any other time when salary payments are required to be made under the agreements.  The agreements provide, in addition, for some of Messrs. Eisenberg’s and Feinstein’s employee benefits to continue during their active employment, their Senior Status Period and during the period of supplemental pension payments.  For a complete description of payments due to Messrs. Eisenberg and Feinstein upon termination of their employment with the Company, see “Potential Payments Upon Termination or Change in Control” below.

Messrs. Temares, Stark and Castagna

Messrs. Temares, Stark and Castagna have employment agreements with the Company which provide for severance pay and other benefits upon a termination of their employment.  For a complete description of payments due to Messrs. Temares, Stark and Castagna upon termination of their employment with the Company, see “Potential Payments Upon Termination or Change in Control” below.  These agreements also provide for non-competition and non-solicitation of the Company’s employees during the term of employment and for one year thereafter (two years in the case of Mr. Castagna), and confidentiality during the term of employment and surviving the end of the term of employment.

Potential Payments Upon Termination or Change in Control

The named executive officers’ employment agreements and certain of the plans in which the executives participate require the Company to pay compensation to the executives if their employment terminates.

The estimated amount of compensation payable to the named executive officers in each termination situation is listed in the table below.  The table is presented using an assumed termination date and an assumed change in control date of February 25, 2012, the last day of fiscal 2011 and a price per share of common stock of $60.35 (the “Per Share Closing Price”), the closing per share price as of February 24, 2012, the last business day of fiscal 2011.  Descriptions of the agreements under which such payments would be made follow:

Messrs. Eisenberg and Feinstein

Pursuant to their employment agreements, following the Senior Status Period, Messrs. Eisenberg and Feinstein are each entitled to supplemental pension payments of $200,000 per year (as adjusted for a cost of living increase) until the death of the survivor of him and his current spouse.  The agreements provide, in addition, for some of Messrs. Eisenberg’s and Feinstein’s employee benefits to continue during their Senior Status Period and during the period of supplemental pension payments or following a termination upon a change in control.

Under the agreements, if Messrs. Eisenberg and Feinstein are terminated without “cause” (as defined below) or if the executive is removed from or not reelected to any officer or director position prior to his Senior Status Period (or any officer position during his Senior Status Period), there is a material diminution in the executive’s salary, benefits or perquisites or, prior to his Senior Status Period, there is a material diminution in the executive’s duties or the Company’s principal office or the executive’s own office location as assigned to him by the Company is relocated and the executive elects to terminate his employment, the executive shall be paid through the end of the term of employment and the Senior Status Period.  Following a change in control of the Company (as defined in the agreements), each of the executives may, at his option, upon 90 days’ written notice, terminate employment and shall be paid an amount equal to three times salary then in effect, if the written notice is given before the Senior Status Period, or, if during the Senior Status Period, one half of Senior Status Salary for the number of years (including fractions), if any, remaining in the Senior Status Period, payable over such applicable period in accordance with normal payroll practices.  The agreements were amended effective as of August 13, 2010 to provide that in the event any amounts paid or provided to the executive in connection with a change in control are determined to constitute “excess parachute payments” under Section 280G of the Code which would be subject to the excise tax imposed by Section 4999 of the Code, the payments and benefits due to the executive will be reduced if the reduction would result in a greater amount payable to the executive after taking into account the excise tax imposed by Section 4999 of the Code.  The agreements also provide that upon a change in control of the Company, the Company will fund a “rabbi trust” for each of the executives to hold an amount equal to the value of the payments and certain benefits payable to each of the executives upon his termination of employment with the Company.  In the event of termination of employment, the executives are under no obligation to seek other employment and there is no reduction in the amount payable to the executive on account of any compensation earned from any subsequent employment.  In the event of termination due to death of either of the executives, the executive’s estate or beneficiary shall be entitled to his salary for a period of one year following his death and payment of expenses incurred by executive and not yet reimbursed at the time of death.  In the event of termination due to the inability to substantially perform his duties and responsibilities for a period of 180 consecutive days, the executive shall be entitled to his salary for a period of one year following the date of termination (less any amounts received under the Company’s benefit plans as a result of such disability).  To the extent that any payments under the employment agreements due following the termination of Messrs. Eisenberg and Feinstein are considered to be deferred compensation under Section 409A, such amounts will commence to be paid on the earlier of the six-month anniversary of termination of employment or the executive’s death.

Either of the executives may be terminated for “cause” upon written notice of the Company’s intention to terminate his employment for cause, such notice to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for cause is based.  The executives shall have ten days after such notice is given to cure such conduct, to the extent a cure is possible.  “Cause” means (i) the executive is convicted of a felony involving moral turpitude or (ii) the executive is guilty of willful gross neglect or willful gross misconduct in carrying out his duties under the agreement, resulting, in either case, in material economic harm to the Company, unless the executive believed in good faith that such act or non-act was in the best interests of the Company.  In addition, pursuant to their respective restricted stock agreements, shares of restricted stock granted to Messrs. Eisenberg and Feinstein will vest upon death, disability, termination of employment without “cause” or constructive termination, and for restricted stock awards granted since fiscal 2009, vesting upon termination without “cause” or constructive termination will be subject to attainment of performance goals.

In substitution for a split dollar insurance benefit previously provided to such executives, in fiscal 2003, the Company entered into deferred compensation agreements with Messrs. Eisenberg and Feinstein under which the Company is obligated to pay Messrs. Eisenberg and Feinstein $2,125,000 and $2,080,000, respectively, in each case payable only on the last day of the first full fiscal year of the Company in which the total compensation of Mr. Eisenberg or Feinstein, as applicable, will not result in the loss of a deduction for such payment pursuant to applicable federal income tax law.

Messrs. Temares, Stark and Castagna

The agreements with Messrs. Temares and Stark provide for severance pay equal to three years’ salary, and the agreement with Mr. Castagna provides for severance pay equal to one year’s salary, if the Company terminates their employment other than for “cause” (including by reason of death or disability) and one year’s severance pay if the executive voluntarily leaves the employ of the Company.  Severance pay will be paid in accordance with normal payroll, however any amount due prior to the six months after termination of employment will be paid in a lump sum on the date following the six month anniversary of termination of employment.  Any severance payable to these executives will be reduced by any monetary compensation earned by them as a result of their employment by another employer or otherwise.  Cause is defined in the agreements as when the executive has:  (i) acted in bad faith or with dishonesty; (ii) willfully failed to follow reasonable and lawful directions of the Company’s Chief Executive Officer or the Board of Directors, as applicable, commensurate with his titles and duties; (iii) performed his duties with gross negligence; or (iv) been convicted of a felony.  Upon a termination of employment by the Company for any reason other than for “cause,” all unvested options will vest and become exercisable.  In addition, pursuant to their respective restricted stock agreements, shares of restricted stock granted to Messrs. Temares, Stark and Castagna will vest upon death, disability or termination of employment without “cause,” and for restricted stock awards granted since fiscal 2009, vesting upon termination without “cause” will be subject to attainment of performance goals.  These agreements also provide for non-competition and non-solicitation during the term of employment and for one year thereafter (two years in the case of Mr. Castagna), and confidentiality during the term of employment and surviving the end of the term of employment.

Mr. Steven H. Temares has a supplemental executive retirement benefit agreement and a related escrow agreement, under which, if he remains employed by the Company through June 12, 2012 (the twentieth anniversary of his employment with the Company) or the earlier occurrence of a change of control of the Company (as defined in the agreement), he is entitled to receive a supplemental retirement benefit on his retirement or other separation from service from the Company.  The retirement benefit will be payable in the form of a lump sum equal to the present value of an annual amount equal to 50% of Mr. Temares’ annual base salary on the date of termination of employment if such annual amount were paid for a period of 10 years in accordance with the Company’s normal payroll practices.  In the event Mr. Temares is terminated without cause or his employment is terminated due to death or disability prior to June 12, 2012, he will also be eligible to receive the supplemental retirement benefit.  Except in the case of Mr. Temares’ death (in which case the supplemental retirement benefit will be immediately payable) and the agreement as to escrow, the supplemental retirement benefit will be paid on the first business day following the six month anniversary of Mr. Temares’ termination and will be includible in his income for tax purposes at such time.

In the event Mr. Temares elects to retire or voluntarily terminates his employment with the Company after June 12, 2012, a portion of the supplemental retirement benefit, net of withholdings, will be deposited into an escrow account governed by a separate agreement.  No portion of the supplemental retirement benefit will be deposited into the escrow account, however, in the event Mr. Temares dies, is terminated by the Company without cause (as such term is defined in his employment agreement), terminates due to disability, or terminates employment within 12 months following a change of control.  In the event Mr. Temares elects to retire or voluntarily terminates his employment with the Company after June 12, 2012, 1/10 of the lump sum supplemental retirement benefit distribution (net of applicable withholding taxes) will be distributed to Mr. Temares; and 9/10 of the lump sum supplemental retirement benefit distribution (net of applicable withholding taxes) will be deposited into an escrow account to be distributed in nine equal annual installments on each of the following nine anniversaries of the deposit date, subject to acceleration in the case of Mr. Temares’ death or a change of control of the Company.  The entire escrow account will be distributed to Mr. Temares’ beneficiary no later than 30 days following his death or to Mr. Temares no later than 30 days following a change of control of the Company.  If Mr. Temares does not comply with the restrictive covenant not to compete with the Company (as described in his employment agreement, for the term of the escrow agreement) prior to the payment of the entire escrow amount, the Company will have the right to direct the escrow agent to pay the remaining escrow amount to the Company no later than 15 days after notice to the escrow agent and Mr. Temares will forfeit any and all rights to such remaining escrow amount.  Mr. Temares has agreed that in the event any amount in escrow is forfeited, he will use commercially reasonable efforts to obtain a refund of applicable taxes and remit such refund to the Company and the Company has agreed to reimburse Mr. Temares, or to pay on his behalf, reasonable legal fees and expenses incurred in connection with such a refund request.  Although the amended SERP provides that Mr. Temares will be protected from any impact resulting from the possible application of Section 409A to the terms of the SERP due to the complexities surrounding Section 409A, the Company believes that no such payment will be required.

Table and related footnotes follow on the next two pages.

	Cash Severance	Senior Status Salary Continuation(3)	Option Acceleration(4)	Restricted Stock Acceleration(4)	Benefit Continuation(5)	Nonqualified Deferred Compensation Balance(6)	Supplemental Pension(7)	Split-Dollar Life Insurance Substitute Payment(8)	Total
Warren Eisenberg(9)
Termination Without Cause/ Constructive Termination (1)(2)	$1,480,711	$5,500,000	$—	$7,943,267	$1,258,555	$1,157,213	$715,163	$2,125,000	$20,179,909
Change in Control (No Termination)	$—	$—	$—	$—	$—	$—	$—	$—	$—
Change in Control + Termination(1)	$1,480,711	$5,500,000	$—	$7,943,267	$1,258,555	$1,157,213	$715,163	$2,125,000	$20,179,909
Change in Control + Voluntary Termination(10)	$3,300,000	$—	$—	$—	$1,258,555	$1,157,213	$2,372,587	$2,125,000	$10,213,355

Leonard Feinstein(9)
Termination Without Cause/ Constructive Termination (1)(2)	$1,480,711	$5,500,000	$—	$7,943,267	$1,590,759	$1,158,203	$1,249,236	$2,080,000	$21,002,176
Change in Control (No Termination)	$—	$—	$—	$—	$—	$—	$—	$—	$—
Change in Control + Termination(1)	$1,480,711	$5,500,000	$—	$7,943,267	$1,590,759	$1,158,203	$1,249,236	$2,080,000	$21,002,176
Change in Control + Voluntary Termination(10)	$3,300,000	$—	$—	$—	$1,590,759	$1,158,203	$3,074,777	$2,080,000	$11,203,739

Steven H. Temares(11)
Termination Without Cause(10)	$9,000,000	$—	$14,830,869	$17,359,798	$—	$162,920	$14,857,989	$—	$56,211,576
Voluntary Termination(12)	$3,000,000	$—	$—	$—	$—	$162,920	$—	$—	$3,162,920
Change in Control (No Termination)	$—	$—	$—	$—	$—	$—	$—	$—	$—
Change in Control + Termination(10)	$9,000,000	$—	$14,830,869	$17,359,798	$—	$162,920	$14,857,989	$—	$56,211,576

Arthur Stark(13)
Termination Without Cause(10)	$4,140,000	$—	$3,466,636	$8,154,794	$—	$653,284	$—	$—	$16,414,714
Voluntary Termination(12)	$1,380,000	$—	$—	$—	$—	$653,284	$—	$—	$2,033,284
Change in Control (No Termination)	$—	$—	$—	$—	$—	$—	$—	$—	$—
Change in Control + Termination(10)	$4,140,000	$—	$3,466,636	$8,154,794	$—	$653,284	$—	$—	$16,414,714

Eugene A. Castagna(14)
Termination Without Cause(12)	$1,200,000	$—	$3,466,636	$6,338,500	$—	$597,453	$—	$—	$11,602,589
Voluntary Termination(12)	$1,200,000	$—	$—	$—	$—	$597,453	$—	$—	$1,797,453
Change in Control (No Termination)	$—	$—	$—	$—	$—	$—	$—	$—	$—
Change in Control + Termination(12)	$1,200,000	$—	$3,466,636	$6,338,500	$—	$597,453	$—	$—	$11,602,589

(1)	Cash severance represents current salary continuation through June 30, 2013.

(2)

In the event of a termination of employment due to death or disability, each of Messrs. Eisenberg and Feinstein (or their respective estates) will receive the same payments as if there was a “Termination Without Cause/Constructive Termination”, except that neither Mr. Eisenberg nor Mr. Feinstein (nor their respective estates) will receive either “Senior Status Salary Continuation” or “Benefit Continuation” payments.

(3)	Represents 50% of current salary payable for 10 years during the Senior Status Period.

(4)

Represents the value of unvested outstanding stock options and restricted stock that would accelerate and vest on a termination occurring on February 25, 2012.  In the case of stock options, the value is calculated by multiplying the number of shares underlying each accelerated unvested stock option by the difference between the Per Share Closing Price and the per share exercise price.  In the case of restricted stock, the value is calculated by multiplying the number of shares of restricted stock that accelerate and vest by the Per Share Closing Price.

(5)	Represents the estimated present value of continued health and welfare benefits and other perquisites for the life of the executive and his spouse.

(6)	Reflects executives’ vested account balances as of February 25, 2012.

(7)

For Messrs. Eisenberg and Feinstein, represents the estimated present value of lifetime supplemental pension payments, commencing six months following the conclusion of the Senior Status Period, except in the case of a voluntary termination following a change in control, when such payments would commence after the cash severance has been paid.  For Mr. Temares, present value will be paid out six months following (1) termination without cause or (2) any termination (including voluntary termination) following a change in control.

(8)	This amount will be paid on the last day of the following fiscal year.

(9)

The employment agreements of Messrs. Eisenberg and Feinstein provide that in the event any amounts paid or provided to the executive in connection with a change in control are determined to constitute “excess parachute payments” under Section 280G of the Code which would be subject to the excise tax imposed by Section 4999 of the Code, the payments and benefits due to the executive will be reduced if the reduction would result in a greater amount payable to the executive after taking into account the excise tax imposed by Section 4999 of the Code. However, no reduction of payments and benefits are disclosed above since neither of these executives would have been subject to excise taxes as a result of payments subject to Section 280G of the Code that would have been made in connection with a change in control occurring on February 25, 2012.

(10)	Cash severance represents three times current salary payable over a period of three years.

(11)	In the event of a termination of employment due to death or disability, Mr. Temares (or his estate) will receive the same payments as if there was a “Termination Without Cause”.

(12)	Cash severance represents one times current salary payable over a period of one year.

(13)	In the event of a termination of employment due to death or disability, Mr. Stark (or his estate) will receive the same payments as if there was a “Termination Without Cause”.

(14)	In the event of a termination of employment due to death or disability, Mr. Castagna (or his estate) will receive the same payments as if there was a “Termination Without Cause”.

GRANTS OF PLAN BASED AWARDS

Grants of Stock Options and Restricted Stock Awards for Fiscal 2011

The following table sets forth information with respect to stock options granted and restricted stock awarded during fiscal 2011 to each of the named executive officers under the Company’s 2004 Incentive Compensation Plan (the “2004 Plan”).  The Company did not grant any non-equity incentive plan awards in fiscal 2011.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1) (#)	All Other Option Awards: Number of Securities Underlying Options(1) (#)	Exercise or Base Price of Option Awards (2) ($/Sh)	Closing Market Price on Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Warren Eisenberg	5/10/11	26,698	25,440	$56.185	$56.56	$2,000,027
Leonard Feinstein	5/10/11	26,698	25,440	$56.185	$56.56	$2,000,027
Steven H. Temares	5/10/11	92,997	254,400	$56.185	$56.56	$10,225,039
Arthur Stark	5/10/11	22,248	30,528	$56.185	$56.56	$1,850,004
Eugene A. Castagna	5/10/11	17,799	30,528	$56.185	$56.56	$1,600,037

(1)	Number of shares when converted from dollars to shares, which number is rounded up to the nearest whole share.

(2)	The exercise price of option awards is the average of the high and low trading prices of the Company’s common stock on the date of grant.

(3)	Pursuant to the SEC rules, stock option awards are valued in accordance with ASC 718. See footnote 2 to the Summary Compensation Table in this Proxy Statement.

Vesting of restricted stock awards depends on (i) the Company’s achievement of a performance-based test for the fiscal year of the grant, and (ii) assuming the performance-based test is met, time vesting, subject in general to the executive remaining in the Company’s employ on specific vesting dates.  The performance-based test for fiscal 2011 was met.  The performance test is designed to meet the standard for performance-based compensation under the Code, so that restricted stock awards will be deductible compensation for certain executives if their annual compensation exceeds $1,000,000.  The stock awards granted in fiscal 2011 to Messrs. Eisenberg, Feinstein and Temares time vest in five equal installments starting on the first anniversary of the grant date.  The stock awards granted in fiscal 2011 to Messrs. Stark and Castagna time vest in five equal installments starting on the third anniversary of the grant date.

Vesting of stock option awards depends on time vesting, subject in general to the executive remaining in the Company’s employ on specific vesting dates.  The options granted in fiscal 2011 to Messrs.  Eisenberg and Feinstein vest in three equal installments starting on the first anniversary of the grant date.  The options granted in fiscal 2011 to Messrs. Temares, Stark and Castagna vest in five equal installments starting on the first anniversary of the grant date.  At the time of grant or thereafter, option awards and underlying shares of common stock, are not transferable other than by will or the laws of descent and distribution, except as the Compensation Committee may permit.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information for each of the named executive officers with respect to the value of all unexercised options and unvested restricted stock awards as of February 25, 2012, the end of fiscal 2011.

Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (2) ($)
Warren Eisenberg	71,811		0		$37.5100	4/20/13	131,620	(6)	$7,943,267
	100,000		0		$38.5150	4/17/14
	100,000		0		$41.1150	5/10/15
	81,367		0		$32.8700	5/12/16
	56,402		28,201	(3)	$28.3300	5/11/17
	9,776		19,550	(3)	$45.2000	5/10/18
	0		25,440	(3)	$56.1850	5/10/19

Leonard Feinstein	71,810		0		$37.5100	4/20/13	131,620	(6)	$7,943,267
	100,000		0		$38.5150	4/17/14
	100,000		0		$41.1150	5/10/15
	81,367		0		$32.8700	5/12/16
	56,402		28,201	(3)	$28.3300	5/11/17
	9,776		19,550	(3)	$45.2000	5/10/18
	0		25,440	(3)	$56.1850	5/10/19

Steven H. Temares	80,000		0		$38.2200	4/25/13	287,652	(7)	$17,359,798
	320,000	(1)	0		$38.7650	4/25/13
	300,000	(10)	0		$41.3450	3/03/14
	200,000		0		$37.5100	4/20/13
	200,000	(10)	0		$38.5150	4/17/14
	160,000		40,000	(4)	$41.1150	5/10/15
	224,572	(10)	149,716	(4)	$32.8700	5/12/16
	118,443		177,666	(4)	$28.3300	5/11/17
	52,786		211,144	(4)	$45.2000	5/10/18
	0		254,400	(4)	$56.1850	5/10/19

Arthur Stark	0		5,000	(5)	$37.5100	4/20/13	135,125	(8)	$8,154,794
	0		10,000	(5)	$38.7950	4/17/14
	0		15,000	(5)	$41.1150	5/10/15
	0		32,824	(5)	$32.8700	5/12/16
	0		44,664	(5)	$28.3300	5/11/17
	6,420		25,681	(5)	$45.2000	5/10/18
	0		30,528	(5)	$56.1850	5/10/19

Eugene A. Castagna	100,000		0		$41.3450	3/03/14	105,029	(9)	$6,338,500
	0		5,000	(5)	$37.5100	4/20/13
	15,000		10,000	(5)	$38.7950	4/17/14
	10,000		15,000	(5)	$41.1150	5/10/15
	8,205		32,824	(5)	$32.8700	5/12/16
	0		44,664	(5)	$28.3300	5/11/17
	6,420		25,681	(5)	$45.2000	5/10/18
	0		30,528	(5)	$56.1850	5/10/19

(1)

These options represent a portion of Mr. Temares’ April 25, 2003 grant, the exercise price of which was increased in order to comply with Section 409A of the Code following the Company’s 2006 review of its equity grants and procedures.

(2)	Market value is based on the closing price of the Company’s common stock of $60.35 per share on February 24, 2012, the last trading day in fiscal 2011.

(3)

Messrs. Eisenberg and Feinstein’s unvested option awards are scheduled to vest as follows: (a) 28,201 on May 11, 2012, (b) 9,775 on each of May 10, 2012 and 2013, and (c) 8,480 on each of May 10, 2012, 2013 and 2014.

(4)

Mr. Temares’ unvested option awards are scheduled to vest as follows: (a) 40,000 on May 10, 2012, (b) 74,858 on each of May 12, 2012 and 2013, (c) 59,222 on each of May 11, 2012, 2013 and 2014, (d) 52,786 on each of May 10, 2012, 2013, 2014 and 2015, and (e) 50,880 on each of May 10, 2012, 2013, 2014, 2015 and 2016.

(5)

Messrs. Stark and Castagna’s unvested option awards are scheduled to vest as follows: (a) 5,000 on April 20, 2012, (b) 5,000 on each of April 17, 2012 and 2013, (c) 5,000 on each of May 10, 2012, 2013 and 2014, (d) 8,206 on each of May 12, 2012, 2013, 2014 and 2015, (e) 8,932 on May 11, 2012 and 8,933 on each of May 11, 2013, 2014, 2015, and 2016, (f) 6,420 on each of May 10, 2012, 2013, and 2014 and 6,421 on May 10, 2015, and (g) 6,105 on each of May 10, 2012 and 2014 and 6,106 on each of May 10, 2013, 2015 and 2016.

(6)

Messrs. Eisenberg and Feinstein’s unvested stock awards are scheduled to vest as follows: (a) 11,675 on May 10, 2012, (b) 12,169 on May 12, 2012 and 12,170 on May 12, 2013, (c) 14,120 on each of May 11, 2012 and 2014 and 14,119 on May 11, 2013, and (d) 6,637 on each of May 10, 2012, 2013 and 2014 and 6,638 on May 10, 2015, and (e) based on the Company’s achievement of a performance-based test for the fiscal year of the grant, 5,339 on each of May 10, 2012 and 2014 and 5,340 on each of May 10, 2013, 2015 and 2016.

(7)

Mr. Temares’ unvested stock awards are scheduled to vest as follows: (a) 11,675 on May 10, 2012, (b) 14,603 on each of May 12, 2012 and 2013, (c) 24,709 on each of May 11, 2012, 2013 and 2014, (d) 19,912 on each of May 10, 2012, 2014 and 2015 and 19,911 on May 10, 2013, and (e) based on the Company’s achievement of a performance-based test for the fiscal year of the grant, 18,599 on each of May 10, 2012, 2013 and 2015 and 18,600 on each of May 10, 2014 and 2016.

(8)

Mr. Stark’s unvested stock awards are scheduled to vest as follows: (a) 3,200 on April 20, 2012, (b) 3,895 on each of April 17, 2012 and 2013, (c) 4,864 on May 10, 2012 and 4,865 on each of May 10, 2013 and 2014, (d) 6,085 on each of May 12, 2012, 2014 and 2015 and 6,084 on May 12, 2013, (e) 7,059 on May 11, 2012 and 7,060 on each of May 11, 2013, 2014, 2015 and 2016, (f) 5,531 on each of May 10, 2013, 2014, 2015, 2016 and 2017, and (g) based on the Company’s achievement of a performance-based test for the fiscal year of the grant, 4,449 on each of May 10, 2014 and 2016 and 4,450 on each of May 10, 2015, 2017 and 2018.

(9)

Mr. Castagna’s unvested stock awards are scheduled to vest as follows: (a) 3,200 on April 20, 2012, (b) 3,116 on each of April 17, 2012 and 2013, (c) 3,649 on each of May 10, 2012 and 2014 and 3,648 on May 10, 2013, (d) 4,563 on each of May 12, 2012 and 2014 and 4,564 on each of May 12, 2013 and 2015, (e) 5,294 on May 11, 2012 and 5,295 on each of May 11, 2013, 2014, 2015 and 2016, (f) 4,424 on May 10, 2013 and 4,425 on each of May 10, 2014, 2015, 2016 and 2017, and (g) based on the Company’s achievement of a performance-based test for the fiscal year of the grant, 3,559 on May 10, 2014 and 3,560 on each of May 10, 2015, 2016, 2017 and 2018.

(10)

Mr. Temares’ 300,000 exercisable option awards that expire on March 3, 2014 include 9,600 option awards held by him individually and 290,400 option awards held by a family limited partnership; 200,000 exercisable option awards that expire on April 17, 2014 include 150,000 option awards held by him individually and 50,000 option awards held by a family limited partnership; and 224,572 exercisable option awards that expire on May 12, 2016 include 37,428 option awards held by him individually and 187,144 option awards held by a family limited partnership.

OPTION EXERCISES AND STOCK VESTED

Option Exercises and Restricted Stock Vested for Fiscal 2011

The following table includes certain information with respect to the exercise of options and vesting of restricted stock by named executive officers during fiscal 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Warren Eisenberg(1)(4)	1,028,189	22,924,069	57,063	3,193,282
Leonard Feinstein(1)(4)	1,028,190	22,924,091	57,063	3,193,282
Steven H. Temares(1)(5)	300,000	8,421,212	83,361	4,671,422
Arthur Stark(2)(6)	253,205	4,252,241	18,042	1,010,830
Eugene A. Castagna(3)(7)	120,000	2,479,640	14,526	814,360

(1)

Messrs. Eisenberg, Feinstein and Temares each acquired shares on April 17, 2011, May 10, 2011, May 11, 2011 and May 12, 2011, upon the lapse of restrictions on previously granted shares of restricted stock.

(2)	Mr. Stark acquired shares on April 17, 2011, April 20, 2011, May 10, 2011 and May 12, 2011, upon the lapse of restrictions on previously granted shares of restricted stock.

(3)	Mr. Castagna acquired shares on April 17, 2011, April 20, 2011, May 10, 2011 and May 12, 2011, upon the lapse of restrictions on previously granted shares of restricted stock.

(4)

Messrs. Eisenberg and Feinstein exercised stock options on May 11, 2011, November 9, 2011, November 11, 2011, November 14, 2011, November 15, 2011, November 16, 2011, November 17, 2011 and November 18, 2011.

(5)	Mr. Temares exercised stock options on October 12, 2011, October 13, 2011 and October 14, 2011.

(6)	Mr. Stark exercised stock options on April 18, 2011 and October 17, 2011.

(7)	Mr. Castagna exercised stock options on July 1, 2011.

NONQUALIFIED DEFERRED COMPENSATION

Effective January 1, 2006, the Company adopted a nonqualified deferred compensation plan for the benefit of employees defined by the Internal Revenue Service as highly compensated.  A certain percentage of an employee’s contributions may be matched by the Company, subject to certain plan limitations, as more fully described below.  The following table provides compensation information for the Company’s nonqualified deferred compensation plan for each of the named executive officers for fiscal 2011.

Nonqualified Deferred Compensation for Fiscal 2011

Name	Executive Contributions for Fiscal 2011(1) ($)	Company Contributions for Fiscal 2011(2) ($)	Aggregate Earnings (Losses) in Fiscal 2011(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Fiscal Year End 2011(4) ($)
Warren Eisenberg	275,000	7,350	33,756	—	1,157,213
Leonard Feinstein	275,000	7,350	34,746	—	1,158,203
Steven H. Temares	26,615	1,543	6,630	—	162,920
Arthur Stark	10,000	4,875	59,210	17,832	653,284
Eugene A. Castagna	136,246	4,100	21,142	—	597,453

(1)	All amounts reported in this column were also reported in this Proxy Statement in the “Salary” column of the Summary Compensation Table for the applicable named executive officer.

(2)	All amounts reported in this column were also reported in this Proxy Statement in the “All Other Compensation” column of the Summary Compensation Table for the applicable named executive officer.

(3)	Amounts reported in this column represent returns on participant-selected investments.

(4)

Amounts reported in this column that were also reported in previously filed Proxy Statements in the “Salary” or “All Other Compensation” columns of the Summary Compensation Tables for Messrs. Eisenberg, Feinstein, Temares, Stark, and Castagna were $867,166, $867,166, $110,253, $452,628 and $373,031, respectively.

Under the Company’s nonqualified deferred compensation plan, a participant’s regular earnings may be deferred at the election of the participant, excluding bonus or incentive compensation, welfare benefits, fringe benefits, noncash remuneration, amounts realized from the sale of stock acquired under a stock option or grant, and moving expenses.

When a participant elects to make a deferral under the plan, the Company credits the account of the participant with a matching contribution equal to fifty percent of the deferral, offset dollar for dollar by any matching contribution that the Company makes to the participant under the Company’s 401(k) plan.  The payment of this matching contribution is made upon the conclusion of the fiscal year.  The maximum matching contribution to be made by the Company to a participant between the Company’s nonqualified deferred compensation plan and the Company’s 401(k) plan cannot exceed the lesser of $7,350 and three percent of a participant’s eligible compensation.

A participant is fully vested in amounts deferred under the nonqualified deferred compensation plan.  A participant has a vested right in matching contributions made by the Company under the nonqualified deferred compensation plan, depending on the participant’s years of service with the Company:  twenty percent at one to two years of service, forty percent at two to three years of service, sixty percent at three to four years of service, eighty percent at four to five years of service and one hundred percent at five or more years of service. As each of the named executive officers has more than five years of service to the Company, they are each fully vested in the matching contributions made by the Company under the plan.

Amounts in a participant’s account in the nonqualified deferred compensation plan are payable either in a lump sum or substantially equal annual installments over a period of five or ten years, as elected by the participant.  Such distributions may be delayed to a period of six months following a participant’s termination of employment to comply with applicable law.

ADVISORY VOTE ON EXECUTIVE COMPENSATION (PROPOSAL 3)

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC), the Company is providing its shareholders the opportunity to cast an advisory vote on the compensation of its named executive officers for fiscal 2011.  This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to express their views on named executive officers’ compensation.

As described in detail in the Compensation Discussion and Analysis beginning on page 14 of this Proxy Statement, the Company’s executive officer compensation program is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability and to reward them for their performance, the Company’s performance and for creating long-term value for shareholders.  The primary objectives of the program are to:

•     align rewards with performance that creates shareholder value;

•     support the Company’s strong team orientation;

•     encourage high potential team players to build a career at the Company; and

•     provide rewards that are cost-efficient, competitive with other organizations and fair to employees and shareholders.

The Company seeks to accomplish these goals in a manner that is aligned with the long-term interests of the Company’s shareholders. The Company believes that its executive officer compensation program achieves this goal with its emphasis on long-term equity awards and performance-based compensation, which has enabled the Company to successfully motivate and reward its named executive officers.  The Company believes that its compensation program is appropriate and has played an essential role in its continuing financial success by aligning the long-term interests of its named executive officers with the long-term interests of its shareholders.

For these reasons, the Board of Directors recommends a vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers for fiscal 2011, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

As an advisory vote, this proposal is not binding upon the Company.  Notwithstanding the advisory nature of this vote, the Compensation Committee, which is responsible for designing and administering the Company’s executive officer compensation program, values the opinions expressed by shareholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for named executive officers.  The affirmative vote of the holders of a majority of the votes cast by our shareholders in person or represented by proxy and entitled to vote is required to approve this Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS FOR FISCAL 2011 AS DISCLOSED IN THIS PROXY STATEMENT.

APPROVAL OF THE 2012 INCENTIVE COMPENSATION PLAN (PROPOSAL 4)

Shareholders are being asked to approve an amendment and restatement of the Bed Bath & Beyond Inc. 2004 Incentive Compensation Plan, initially adopted by the Board of Directors on May 13, 2004 and thereafter approved by our shareholders at the 2004 Annual Meeting of Shareholders (the “2004 Plan”), which, if approved, will be renamed the Bed Bath & Beyond Inc. 2012 Incentive Compensation Plan (the “2012 Plan”).  Our Board of Directors unanimously approved the 2012 Plan on May 18, 2012, subject to, and to be effective upon, the approval of the 2012 Plan by our shareholders at the 2012 Annual Meeting of Shareholders (the date of such approval is referred to below as the “restatement date”).  The 2012 Plan generally incorporates the provisions of the 2004 Plan as currently in effect and includes the following key modifications, effective upon the restatement date:

•                  Increase the Aggregate Share Reserve. The current aggregate share reserve will be increased by an additional 14,300,000 shares for a total share reserve of 43,200,868 shares under the 2012 Plan (which represents the additional 14,300,000 shares, plus 19,000,000 shares reserved under the 2004 Plan plus 9,900,868 shares reserved under the plans in effect prior to adoption of the 2004 Plan and which were transferred to the 2004 Plan in 2004). We continue to maintain a “fungible share limit” where each share of common stock subject to full value awards (e.g., restricted stock or restricted stock units) will be counted as 2.2 shares against the aggregate share reserve under the 2012 Plan. Our Board of Directors believes that stock ownership by key employees, consultants, officers and directors provides performance incentives and fosters long-term commitment to our benefit and the benefit of our shareholders and that the proposed increase in the share reserve is necessary to insure that a sufficient reserve of common stock remains available for issuance to allow us to continue to utilize equity incentives to attract and retain the services of key individuals essential to our long-term growth and financial success.

•                  Term Extension.  We extended the term of the 2012 Plan through May 18, 2022, provided the requisite shareholder approval of the 2012 Plan is obtained (currently the 2004 Plan is scheduled to expire on May 13, 2014).

•                  Corporate Governance Best Practices.  The 2012 Plan also adopts the following key features that are designed to protect our shareholders’ interests and to reflect corporate governance best practices:

•                  Avoidance of liberalized share counting for stock options and SARS.  The 2012 Plan provides that the total number of shares of common stock available for awards will be reduced by (i) the total number of stock options or stock appreciation rights (“SARs”) that have been exercised, regardless of whether any of the shares of common stock underlying such awards are not actually issued to the participant as the result of a net settlement and (ii) any shares of common stock used to pay any exercise price or tax withholding obligation with respect to any stock option or SAR.  Further, the Company may not use the cash proceeds it receives from award exercises to repurchase shares of common stock on the open market for reuse under the 2012 Plan.

•                  Minimum Vesting Requirements. The 2012 Plan ensures all equity-based awards will require at least a one year period vesting period for awards where vesting is based on the attainment of performance goals and at least a three year pro-rata vesting period for awards where vesting is based solely on continued service with the Company.  Accelerated vesting is permitted in the case of death, disability, retirement or change of control.  Up to 5% of the maximum available shares may be granted under the 2012 Plan without regard to the minimum vesting requirement.

•                  Dividend Restrictions.  We have clarified that dividend payments on restricted stock awards and other stock-based awards will be deferred until, and conditioned upon, the lapsing of the restrictions on the award.

•                  Incentive Stock Options.  To enhance the Company’s flexibility in designing awards, the 2012 Plan has the ability to grant incentive stock options (“ISOs”), which may provide the participant with the opportunity for favorable tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), subject to certain conditions and requirements.  Although ISOs have been added to the 2012 Plan to provide future flexibility, we intend to continue our practice of granting non-qualified stock options.

•                  Section 162(m) of the Code/Performance-based Compensation.  When calculating the previously approved performance goals under Section 162(m) of the Code, the 2012 Plan has been amended to establish a default rule to exclude the impact of certain events, occurrences or circumstances, such as: restructurings, discontinued operations, disposal of a business, extraordinary items and other unusual or non-recurring charges; an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; a change in accounting standards required by generally accepted accounting principles; or other similar events, to the extent permitted by Section 162(m) of the Code.

In addition to the foregoing, shareholders are being asked to reapprove the Section 162(m) performance goals under the 2012 Plan so that certain incentive awards granted under the 2012 Plan to executive officers of the Company may qualify as exempt performance—based compensation under Section 162(m) of the Code.  Otherwise, Section 162(m) of the Code generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the three other most highly paid executive officers of publicly held companies (other than the chief financial officer), unless compensation is “performance-based” or satisfies other conditions.  Section 162(m) of the Code generally requires such performance goals to be approved by shareholders every five years.  If shareholders do not approve the 2012 Plan (including the Section 162(m) performance goals) at the 2012 Annual Meeting, then awards granted under the 2004 Plan on or after the first shareholder’s meeting in 2014 will not qualify as exempt performance-based compensation under Code Section 162(m), unless such approval is obtained or shareholders approve other designated performance criteria at or prior to the first shareholders’ meeting in 2014.  Notwithstanding the foregoing, awards of stock options and stock appreciation rights will continue to qualify as exempt performance-based compensation under Section 162(m) of the Code through the remaining term of the 2004 Plan (i.e., May 13, 2014), even if the shareholders do not approve the 2012 Plan (including the Code Section 162(m) performance goals) at or prior to the first shareholders’ meeting in 2014.

The Company anticipates filing a Registration Statement on Form S-8 with the Securities Exchange Commission to register the additional amount of new shares of common stock to be included in the aggregate share reserve under the 2012 Plan as soon as practicable following shareholder approval of the 2012 Plan.

The Board of Directors unanimously recommends that shareholders approve the Plan (including reapproval of the performance goals under the 2012 Plan).  If the requisite shareholder approval of the 2012 Plan is not obtained, it will not take effect and all provisions of the 2004 Plan will remain in effect.

Background of the Proposal to Approve the Amendment

As of May 4, 2012, the closing price of shares of common stock as reported on Nasdaq was $68.05 per share. In addition, as of May 4, 2012, stock options outstanding and shares available for grant under all of our equity compensation plans are as follows:

Total
Stock options outstanding, all plans(1)	5,353,624
Full-value awards outstanding, all plans	4,208,519
Shares available for awards, all plans(2)	13,142,601

(1)   As of May 4, 2012, the range of the exercise prices of stock options outstanding under all of our equity compensation plans was $28.3300 to $56.1850, with weighted-average exercise price of $39.0833.  The closing price of a share of common stock on such date was $68.05.  The weighted-average remaining contractual life of stock options outstanding under all of our equity compensation plans as of May 4, 2012 was 3.4 years.

(2)   Represents shares of common stock reserved for issuance under all of our equity compensation plans as of May 4, 2012.

The following description of the 2012 Plan is a summary of its principal provisions and is qualified in its entirety by reference to the 2012 Plan, which is attached as Exhibit A to this Proxy Statement.

Description of the 2012 Plan

Administration

The Board of Directors has appointed two committees to administer the 2012 Plan: the Compensation Committee which is authorized to grant awards to executive officers and certain other key executives; and a second committee, consisting of the Co-Chairmen and Chief Executive Officer, which is authorized to grant awards to other employees and consultants.  All members of the Compensation Committee are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, “outside directors” within the meaning of Section 162(m) of the Code, “independent directors” under applicable Nasdaq rules or other applicable securities exchange rules and will be “independent” pursuant to rules that may be enacted by the Securities and Exchange Commission under The Dodd-Frank Wall Street Reform and Consumer Protection Act.  Under the 2012 Plan, the Board of Directors has the authority to grant awards to non-employee directors.

Eligibility and Types of Awards

Employees, consultants and prospective employees and consultants of the Company and its affiliates and non-employee directors of the Company are eligible to be granted non-qualified stock options, SARs, restricted stock awards, performance awards and other stock-based awards under the 2012 Plan.  Only employees of the Company or its subsidiaries are eligible to be granted ISOs under the 2012 Plan.  Eligibility for awards under the 2012 Plan is determined by the applicable Committee in its sole discretion, provided that no award may be made to any non-employee director unless all similarly situated non-employee directors have the right to receive the same award on the same terms.

Available Shares

The aggregate number of shares of common stock of the Company that may be issued or used for reference purposes under the 2012 Plan may not exceed 43,200,868 shares (which includes the requested increase of 14,300,000 shares, plus 19,000,000 shares reserved under the 2004 Plan, plus 9,900,868 shares reserved under prior plans, which were transferred into the 2004 Plan in 2004).  As of May 4, 2012, 13,142,601 shares of common stock of the Company remained available for grant under the 2004 Plan, taking into account grants thereunder as well as cancellations and forfeitures.  If the 2012 Plan is not approved by shareholders, the share reserve under the 2004 Plan will remain in effect through the remainder of the 2004 Plan’s term (due to expire May 13, 2014).

Shares of common stock that are subject to stock options or SARs will be counted against the overall limit as one share for every share granted.  If any stock option or SAR is cancelled, expires or terminates unexercised for any reason, the shares covered by such award will again be available for the grant of awards under the 2012 Plan, except that any options or SARs that are not issued as the result of a net settlement or that are used to pay any exercise price or tax withholding obligation will not be available for the grant of awards.  Shares of common stock repurchased on the open market by the Company with the proceeds of an option exercise price also will not be available for the grant of awards.  Shares of common stock that are subject to other types of awards will be counted against this limit as 2.2 shares for every share granted.  If such other awards are forfeited for any reason, 2.2 shares will again be available for the grant of awards under the 2012 Plan that were granted on or after the date the shareholders approve the 2012 Plan, and 1.80 shares will again be available for the grant of awards made under the 2012 Plan that were granted prior to the date the shareholders approve the 2012 Plan.

The maximum number of shares of common stock subject to any option and/or SAR that may be granted under the 2012 Plan during any fiscal year of the Company to each employee is, in the aggregate, 1,000,000 shares.  The maximum number of shares of common stock subject to any restricted stock award and/or other stock-based award that is subject to the attainment of specified performance goals that may be granted under the 2012 Plan during any fiscal year of the Company to each employee is 750,000 shares.  The maximum number of shares of common stock subject to any performance award denominated in shares of common stock that may be granted to an employee under the 2012 Plan attributable to any year of a performance period is 750,000 shares.  The maximum payment that may be made to an employee under the 2012 Plan and denominated in dollars for a cash-based award attributable to any year of a performance period is $5,000,000.  The above per-participant limits will be increased for an employee to the extent that awards made to the employee in any prior year under the 2012 Plan were for less than the maximum number of shares or the amounts permitted to be granted, in the aggregate, to the employee.

The Committee may, in accordance with the term of the 2012 Plan, make appropriate adjustments to the above limits and the terms of outstanding options and other awards to reflect any stock dividend or distribution, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, reclassification, or exchange of shares, partial or complete liquidation, issuance of rights or warrants, sale or transfer of the Company’s assets or business, or any special cash dividend (or any other event affecting the Company’s capital structure or business).

On May 4, 2012, the closing price of a share of common stock on the Nasdaq Stock Market was $68.05.

Awards under the 2012 Plan

Stock Options.  The 2012 Plan authorizes the Committee to grant ISOs (only to eligible employees) and non-qualified stock options to purchase shares of common stock.  The Committee will determine the number of shares of common stock subject to each option, the term of each option, the exercise price (which may not be less than the fair market value of the common stock at the time of grant, or 110% of fair market value in the case of ISOs granted to 10% shareholders), any vesting schedule, and the other material terms of each option.  Options will be exercisable at such times and subject to such terms as are determined by the Committee at grant.  The maximum term of options under the 2012 Plan is eight years (or five years in the case of ISOs granted to 10% shareholders).  Options with vesting conditions based on the attainment of performance goals will be exercisable no earlier than one year after grant and options with vesting conditions based on the continued service of the recipient will be fully exercisable no earlier than three years after grant (permitting pro-rata vesting over such three year period), subject to acceleration of vesting in the event of a change in control, retirement, death or disability, at the discretion of the Committee.  However, up to 5% of the shares reserved for issuance may be granted without these minimum vesting requirements.  Upon the exercise of an option, the participant must make payment of the full exercise price, either: in cash, check, bank draft or money order; solely to the extent permitted by law, through the delivery of irrevocable instructions to a broker reasonably acceptable to the Company to deliver promptly to the Company an amount equal to the aggregate purchase price; or on such other terms and conditions as may be acceptable to the Committee (including, without limitation, the relinquishment of options or by payment in full or in part in the form of common stock).

Stock Appreciation Rights.  The 2012 Plan authorizes the Committee to grant SARs either in tandem with an option or independent of an option.  The exercise price of a tandem SAR will be the exercise price of the related option.  A SAR is a right to receive a payment either in cash or common stock equal in value to the excess of the fair market value of one share of common stock on the date of exercise over the exercise price per share of the SAR.  The Committee will determine the terms and conditions of SARs at the time of grant, but generally SARs will be subject to the same terms and conditions as options (as described above).

Restricted Stock Awards.  The 2012 Plan authorizes the Committee to grant restricted stock awards.  Recipients of restricted stock awards enter into an agreement with the Company subjecting the restricted stock awards to transfer and other restrictions and providing the criteria or dates on which such awards vest and such restrictions lapse.  The restrictions on restricted stock awards may lapse and the awards may vest over time, based on performance criteria or other factors (including, without limitation, performance goals that are intended to comply with the performance-based compensation exception under Section 162(m) of the Code), as determined by the Committee at grant.  For restricted stock awards that vest or whose restrictions lapse based on the attainment of performance goals, the minimum restriction or vesting period will be no less than one year after grant, and for restricted stock awards that vest or whose restrictions lapse based on the continued service of the recipient, the restriction or vesting period will be no less than three years after grant (permitting restrictions to lapse or awards to vest pro-rata over such three year period), subject to the earlier vesting or lapsing of restrictions in the event of a change in control, retirement, death or disability, as the discretion of the Committee.  However, up to 5% of the shares reserved for issuance may be granted without these minimum vesting requirements or restriction periods.  Except as otherwise determined by the Committee, a holder of a restricted stock award has all of the attendant rights of a stockholder including the right to receive dividends, if any, subject to vesting conditions as described below, the right to vote shares and, subject to and conditioned upon the vesting and restrictions lapsing for all of shares, the right to tender such shares.  The right to receive dividends on a restricted stock award is subject to the vesting or lapsing of the restrictions on the restricted stock award.

Performance Awards.    The 2012 Plan authorizes the Committee to grant performance awards entitling participants to receive a fixed number of shares of common stock or cash, as determined by the Committee, upon the attainment of performance goals with respect to a designated performance period. Unless the Committee determines otherwise at grant, the minimum performance period will be one year.

Other Awards.    The 2012 Plan authorizes the Committee to grant awards of common stock and other awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, common stock, including but not limited to:  shares of common stock awarded purely as a bonus in lieu of cash and not subject to any restrictions or conditions; shares of common stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an affiliate; stock equivalent units; restricted stock units; and awards valued by reference to book value of shares of common stock.  The Committee may also permit eligible employees and non-employee directors to defer all or a portion of their cash compensation in the form of such other awards under the 2012 Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company.

As noted above, performance-based awards granted under the 2012 Plan that are intended to satisfy the performance-based compensation exception under Section 162(m) of the Code will vest based on attainment of specified performance goals established by the Committee.  These performance goals will be based on the attainment of a certain target level of, or a specified increase in (or decrease where noted) one or more of the following criteria selected by the Committee:

•                                                      enterprise value or value creation targets;

•                                                      after-tax or pre-tax profits, including, without limitation, that attributable to continuing and/or other operations;

•                                                      operational cash flow or economic value added;

•                                                      gross or operating margins;

•                                                      reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee;

•                                                      earnings per share or earnings per share from continuing operations;

•                                                      net sales, revenues, net income or earnings before income tax or other exclusions;

•                                                      return on capital employed or return on invested capital;

•                                                      after-tax or pre-tax return on stockholder equity; or

•                                                      fair market value of the shares of the common stock of the Company.

The criteria to establish performance goals also include the growth in the value of an investment in the common stock of the Company assuming the reinvestment of dividends, or a transaction that results in the sale of stock or assets of the Company.

Unless the Committee determines otherwise, the Committee will disregard and exclude the impact of an item, event, occurrence or circumstance including: restructurings, discontinued operations, disposal of a business, extraordinary items and other unusual or non-recurring charges; an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; a change in accounting standards required by generally accepted accounting principles; or other similar events, to the extent permitted by Section 162(m) of the Code.

In addition, such performance goals may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations.  The Committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend those criteria.

Term

Awards under the 2012 Plan may not be made after May 18, 2022, but awards granted prior to such date may extend beyond that date. Awards (other than stock options and stock appreciation rights) that are intended to be “performance-based” under Section 162(m) of the Code will not be made on or after the first shareholders’ meeting in the fifth year following the year of the last shareholder approval of the performance goals in the 2012 Plan as described above (i.e., the first shareholders’ meeting in 2017, if this Proposal is approved by shareholders).

Amendment and Termination

Subject to the rules referred to in the balance of this paragraph, the Board of Directors or an authorized Committee consisting solely of two or more non-employee directors may at any time amend, in whole or in part, any or all of the provisions of the 2012

Plan, or suspend or terminate it entirely, retroactively or otherwise.  Except to correct obvious drafting errors or as required to comply with applicable law or accounting rules, no such amendment may reduce the rights of a participant with respect to awards previously granted without the consent of such participant. In addition, without the approval of shareholders, no amendment may be made that would: increase the aggregate number of shares of common stock that may be issued under the 2012 Plan; increase the maximum individual participant share limitations for a fiscal year or year of a performance period; change the classification of individuals eligible to receive awards under the 2012 Plan; extend the maximum option term; decrease the minimum exercise price of (i.e., reprice) any award; reduce the exercise price of any option or SAR or cancel any outstanding “in-the-money” option or SAR in exchange for cash; substitute any option or SAR in exchange for an option or SAR (or similar other award) with a lower exercise price; alter the performance goals; or require shareholder approval in order for the 2012 Plan to continue to comply with Section 162(m) of the Code, Section 422 of the Code or to satisfy applicable Nasdaq rules.

Nontransferability

Except as the Committee may permit, at the time of grant or thereafter, awards granted under the 2012 Plan are not transferable by a participant other than by will or the laws of descent and distribution. Shares of common stock acquired by a permissible transferee will continue to be subject to the terms of the 2012 Plan and the applicable award agreement.

Future Plan Awards

Because future awards under the 2012 Plan will be based upon prospective factors including the nature of services to be rendered and a participant’s potential contributions to the success of the Company or its affiliates, actual awards cannot be determined at this time.

Material U.S. Federal Income Tax Consequences of Stock Options

The following discussion of the principal U.S. federal income tax consequences with respect to options under the 2012 Plan is based on statutory authority and judicial and administrative interpretations as of the date of this proxy statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances.  Therefore, the following is designed to provide a general understanding of the federal income tax consequences (state, local and other tax consequences are not addressed below).  This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.  The U.S. federal income tax law is technical and complex and the discussion below represents only a general summary.

THE FOLLOWING SUMMARY IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY AND DOES NOT PURPORT TO ADDRESS ALL THE TAX CONSIDERATIONS THAT MAY BE RELEVANT.  EACH RECIPIENT OF A GRANT IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH RECIPIENT OF THE GRANT AND THE DISPOSITION OF COMMON STOCK.

Non-qualified Stock Options.    In general, an optionee will recognize no taxable income upon the grant of a non-qualified stock option and the Company will not receive a deduction at the time of such grant.  Upon exercise of a non-qualified stock option, an optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price.  Upon a subsequent sale of the common stock by the optionee, the optionee will recognize short-term or long-term capital gain or loss, depending upon his holding period for the common stock.  Subject to the limitations of Section 162(m) of the Code and Section 280G of the Code (as described below), the Company will generally be allowed a deduction equal to the amount recognized by the optionee as ordinary income.

Incentive Stock Options. The grant or exercise of an ISO generally has no income tax consequences for the optionee or the Company. No taxable income results to the optionee upon the grant or exercise of an ISO. However, the amount by which the fair market value of the stock acquired pursuant to the exercise of an ISO exceeds the exercise price is an adjustment item and will be considered income for purposes of alternative minimum tax.

The aggregate fair market value of common stock (determined at the time of grant) with respect to which ISOs can be exercisable for the first time by an optionee during any calendar year cannot exceed $100,000. Any excess will be treated as a non-qualified stock option.

The sale of common stock received pursuant to the exercise of an option that satisfied all of the ISO requirements, as well as the holding period requirement described below, will result in a long-term capital gain or loss equal to the difference between the amount realized on the sale and the exercise price.  To receive ISO treatment, an optionee must be an employee of the Company (or certain subsidiaries) at all times during the period beginning on the date of the grant of the ISO and ending on the day three months before the date of exercise, and the optionee must not dispose of the common stock purchased pursuant to the exercise of an option either (i) within two years from the date the ISO was granted, or (ii) within one year from the date of exercise of the ISO. Any gain or loss realized upon a subsequent disposition of the shares will be treated as a long-term capital gain or loss to the optionee (depending on the applicable holding period). The Company will not be entitled to a tax deduction upon such exercise of an ISO, or upon a subsequent disposition of the shares, unless such disposition occurs prior to the expiration of the holding period described above.

In general, if the optionee does not satisfy the foregoing holding periods, any gain (in an amount equal to the lesser of the fair market value of the common stock on the date of exercise (or, with respect to officers subject to Section 16(b) of the Exchange Act, the date that sale of such common stock would not create liability, referred to as Section 16(b) liability, under Section 16(b) of the Exchange Act) minus the exercise price, or the amount realized on the disposition minus the exercise price) will constitute ordinary income. In the event of such a disposition before the expiration of the holding periods described above, subject to the limitations under Code Sections 162(m) and 280G (as described below), the Company is generally entitled to a deduction at that time equal to the amount of ordinary income recognized by the optionee. Any gain in excess of the amount recognized by the optionee as ordinary income would be taxed to the optionee as short-term or long-term capital gain (depending on the applicable holding period).

Section 16(b). Any of our officers and directors subject to Section 16(b) of the Exchange Act may be subject to Section 16(b) liability with regard to both ISOs and non-qualified stock options as a result of special tax rules regarding the income tax consequences concerning their stock options.

Section 162(m) of the Code.    Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in its taxable year to the extent that such compensation exceeds $1,000,000 and is not “performance-based compensation.”  “Covered employees” are a company’s chief executive officer on the last day of the taxable year and the three other most highly paid executive officers (other than the chief financial officer) whose compensation is required to be reported to stockholders in its proxy statement under the Exchange Act.  Compensation paid to covered employees as a result of the exercise of non-qualified stock options granted in accordance with the terms of the 2012 Plan are intended to be “performance-based compensation” enabling the Company to receive a deduction for the full amount of such compensation without regard to the $1,000,000 cap.

Parachute Payments.    In the event that the payment of any award under the 2012 Plan is accelerated because of a change in ownership (as defined in Code Section 280G(b)(2)) and such payment of an award, either alone or together with any other payments made to the certain participants, constitutes parachute payments under Section 280G of the Code, then, subject to certain exceptions, a portion of such payments would be nondeductible to the Company and the participant would be subject to a 20% excise tax on such portion.

Section 409A of the Code. Section 409A provides that all amounts deferred under a nonqualified deferred compensation plan are includible in a participant’s gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied. If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus 1% will be imposed on the participant’s underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture. The amount required to be included in income is also subject to an additional 20% tax. While most awards under the 2012 Plan are anticipated to be exempt from the requirements of Section 409A, awards that are not exempt are intended to comply with Section 409A.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE VOTES CAST BY OUR SHAREHOLDERS IN PERSON OR REPRESENTED BY PROXY AND ENTITLED TO VOTE WITH RESPECT TO THIS PROPOSAL IS REQUIRED TO APPROVE THE 2012 INCENTIVE COMPENSATION PLAN.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE 2012 INCENTIVE COMPENSATION PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table below sets forth certain information regarding the beneficial ownership of shares of our common stock as of May 4, 2012 by (i) each person or group of affiliated persons known by us to beneficially own more than five percent of our common stock; (ii) our named executive officers; (iii) each of our directors and nominees for director; and (iv) all of our directors and executive officers as a group.

The following table gives effect to the shares of common stock issuable within 60 days of May 4, 2012 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date.  Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under Section 13 of the Exchange Act, and includes voting and investment power with respect to shares.  Percentage of beneficial ownership is based on 232,482,370 shares of our common stock outstanding at May 4, 2012.  Except as otherwise noted below, each person or entity named in the following table has sole voting and investment power with respect to all shares of our common stock that he, she or it beneficially owns.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Bed Bath & Beyond Inc., 650 Liberty Avenue, Union, New Jersey 07083.

Name	Position	Number of Shares of Common Stock Beneficially Owned and Percent of Class as of May 4, 2012
Davis Selected Advisers, L.P.		23,327,649	(1)	10.0%
FMR LLC		23,038,412	(2)	9.9%
BlackRock, Inc.		11,995,257	(3)	5.2%
Warren Eisenberg	Co-Chairman and Director	3,936,381	(4)	1.7%
Leonard Feinstein	Co-Chairman and Director	2,616,489	(5)	1.1%
Steven H. Temares	Chief Executive Officer and Director	2,438,828	(6)	1.0%
Arthur Stark	President and Chief Merchandising Officer	201,306	(7)	*
Eugene A. Castagna	Chief Financial Officer and Treasurer	308,658	(8)	*
Dean S. Adler	Director	15,552		*
Stanley F. Barshay	Director	16,287		*
Klaus Eppler	Director	10,899		*
Patrick R. Gaston	Director	8,264		*
Jordan Heller	Director	10,811		*
Victoria A. Morrison	Director	8,594		*
All Directors and Executive Officers as a Group (12 persons)		9,898,296		4.3%

*	Less than 1% of the outstanding common stock of the Company.

(1)

Information regarding Davis Selected Advisers, L.P. was obtained from a Schedule 13G filed with the SEC on February 14, 2012 by Davis Selected Advisers, L.P.  The Schedule 13G states that Davis Selected Advisers, L.P. is deemed to have beneficial ownership of 23,327,649 shares of common stock, acquired in the ordinary course of business.  The Schedule 13G also states that Davis Selected Advisers, L.P. has the sole power to dispose or to direct the disposition of 23,327,649 shares of common stock.  The address of Davis Selected Advisers, L.P. is 2949 East Elvira Road, Suite 101, Tucson, AZ 85756.

(2)

Information regarding FMR LLC was obtained from a Schedule 13G filed with the SEC on February 14, 2012 by FMR LLC. The Schedule 13G states that FMR LLC is deemed to have beneficial ownership of 23,038,412 shares of common stock, acquired in the ordinary course of business. The Schedule 13G also states that FMR LLC has the sole power to dispose or to direct the disposition of 23,038,412 shares of common stock. The address of FMR LLC is 82 Devonshire Street, Boston, MA 02109.

(3)

Information regarding BlackRock, Inc. was obtained from a Schedule 13G filed with the SEC on March 12, 2012 by BlackRock, Inc. The Schedule 13G states that BlackRock, Inc. is deemed to have beneficial ownership of 11,995,257 shares of common stock, acquired in the ordinary course of business. The Schedule 13G also states that BlackRock, Inc. has the sole power to dispose or to direct the disposition of 11,995,257 shares of common stock. The address of BlackRock, Inc. is 40 East 52nd St., New York, NY 10022.

(4)

The shares shown as being owned by Mr. Eisenberg include:  (a) 1,217,667 shares owned by Mr. Eisenberg individually; (b) 465,812 shares issuable pursuant to stock options granted to Mr. Eisenberg that are or become exercisable within 60 days; (c) 500,000 shares owned by a foundation of which Mr. Eisenberg and his family members are trustees and officers; (d) 1,069,118 shares owned by trusts for the benefit of Mr. Eisenberg and his family members; (e) 552,164 shares owned by his spouse; and (f) 131,620 shares of restricted stock.  Mr. Eisenberg has sole voting power with respect to the shares held by him individually and in trust for his benefit but disclaims beneficial ownership of any of the shares not owned by him individually and 334,559 shares in trust for the benefit of his family members.

(5)

The shares shown as being owned by Mr. Feinstein include:  (a) 1,036,852 shares owned by Mr. Feinstein individually; (b) 465,811 shares issuable pursuant to stock options granted to Mr. Feinstein that are or become exercisable within 60 days; (c) 350,000 shares owned by a foundation of which Mr. Feinstein and his family members are trustees and officers; (d) 290,966 shares owned by trusts for the benefit of Mr. Feinstein and his family members; (e) 341,240 shares owned by his spouse; and (f) 131,620 shares of restricted stock.  Mr. Feinstein has sole voting power with respect to the shares held by him individually and in trust for his benefit but disclaims beneficial ownership of any of the shares not owned by him individually and 145,483 shares in trust for the benefit of his family members.

(6)

The shares shown as being owned by Mr. Temares include:  (a) 212,629 shares owned by Mr. Temares individually; (b) 1,406,003 shares issuable pursuant to stock options granted to Mr. Temares that are or become exercisable within 60 days; (c) 527,544 shares issuable pursuant to stock options that are exercisable held by a family limited partnership, of which Mr. Temares and his spouse are the sole general partners, and of which Mr. Temares and his spouse serve as limited partners together with trusts for the benefit of Mr. Temares, his spouse and his children, (d) 5,000 shares owned by a family limited partnership established by Mr. Temares’ mother; and (e) 287,652 shares of restricted stock.  Mr. Temares has sole voting power with respect to the shares held by him individually but disclaims beneficial ownership of the shares owned by the family limited partnership established by Mr. Temares’ mother, except to the extent of his pecuniary interest therein.

(7)

The shares shown as being owned by Mr. Stark include:  (a) 22,193 shares owned by Mr. Stark individually; (b) 51,083 shares issuable pursuant to stock options that are or become exercisable within 60 days; and (c) 128,030 shares of restricted stock.

(8)

The shares shown as being owned by Mr. Castagna include:  (a) 25,657 shares owned by Mr. Castagna individually; (b) 184,288 shares issuable pursuant to stock options that are or become exercisable within 60 days; and (c) 98,713 shares of restricted stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of our Board of Directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which requires them to file reports with respect to their ownership of our common stock and their transactions in such common stock.  Based solely upon a review of the copies of Section 16(a) reports that we have received from such persons or entities for transactions in our common stock and their common stock holdings for fiscal 2011, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors and executive officers.

NEXT YEAR’S ANNUAL MEETING

Proposals which shareholders intend to present at the 2013 Annual Meeting of Shareholders must be received by the Company no later than January 24, 2013, to be presented at the meeting or to be eligible for inclusion in next year’s proxy statement under the SEC’s proxy rules.  Such proposals can be sent to the Company at 650 Liberty Avenue, Union, New Jersey 07083, Attn:  Warren Eisenberg, Co-Chairman and Secretary.

In addition, under the Company’s Amended By-laws, any proposal for consideration at the 2013 Annual Meeting of Shareholders submitted by a shareholder other than pursuant to Rule 14a-8 will be considered timely if it is received by the Secretary of the Company at its principal executive offices at 650 Liberty Avenue, Union, New Jersey 07083 between the close of business on February 22, 2013 and the close of business on March 23, 2013, and is otherwise in compliance with the requirements set forth in the Company’s Amended By-laws.  If the date of the 2013 Annual Meeting of Shareholders is more than 30 days before or more than 60 days after the anniversary date of the 2012 Annual Meeting of Shareholders, notice must be received not earlier than the 120th day prior to the 2013 Annual Meeting of Shareholders and not later than the close of business on the 90th day prior to the 2013 Annual Meeting of Shareholders, or if the first public announcement of the date of the 2013 Annual Meeting of Shareholders is less than 100 days prior to the date of the 2013 Annual Meeting of Shareholders, the 10th day following the date on which notice of the date of the meeting is given to shareholders or made public, whichever occurs first.

EXHIBIT A

BED BATH & BEYOND INC.

2012 INCENTIVE COMPENSATION PLAN

ARTICLE I

PURPOSE

The purpose of this Bed Bath & Beyond Inc. 2012 Incentive Compensation Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Employees, Consultants and Non-Employee Directors stock-based and other incentives, thereby creating a means to raise the level of equity ownership by such individuals and provide other incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

The Plan was originally adopted by the Board on May 13, 2004, as the Bed Bath & Beyond Inc. 2004 Incentive Compensation Plan, subject to the approval of the Plan by the stockholders of the Company (which was obtained at the 2004 annual stockholders’ meeting).  The performance goals under the Plan were reapproved by the stockholders of the Company at the 2009 annual stockholders’ meeting.  The Plan is amended, restated and renamed as the Bed Bath & Beyond Inc. 2012 Incentive Compensation Plan, effective upon the date the stockholders of the Company approve the Plan in accordance with the requirements of the laws of the State of New York.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1          “Acquisition Event” has the meaning set forth in Section 4.2(d).

2.2          “Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) that is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any corporation, trade or business (including, without limitation, a partnership or limited liability company) that directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and that is designated as an “Affiliate” by resolution of the Committee.

2.3          “Award” means any award under the Plan of any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award or Other Stock-Based Award.

2.4          “Board” means the Board of Directors of the Company.

2.5          “Cause” means with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words or a concept of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” applies only on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination in connection therewith; or (b) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words or a concept of like import)), termination due to a Participant’s insubordination, dishonesty, fraud, incompetence, moral turpitude, willful misconduct, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for the Company or an Affiliate, as determined by the Committee in its sole discretion.  With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable New York law.

2.6          “Code” means the Internal Revenue Code of 1986, as amended.  Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

2.7          “Committee” means:  (a) with respect to the application of the Plan to Eligible Employees and Consultants, the Compensation Committee of the Board appointed from time to time by the Board (or another committee or committees of the Board appointed for the purposes of administering the Plan); and (b) with respect to the application of the Plan to Non-Employee Directors, the Board.  In the event that more than one Committee is appointed by the Board, the Board shall specify with respect to each Committee the group of Persons with respect to which such Committee shall have the power to grant Awards.  In the event that more than one Committee is appointed by the Board, then each reference in the Plan to “the Committee” shall be deemed a reference to each such Committee (subject to the last sentence of this paragraph); provided, however, that each such Committee may exercise only the power and authority granted to “the Committee” by the Plan with respect to those Persons to which it has the power to grant Awards as specified in the resolution of the Board appointing such Committee.  Each Committee shall be comprised of two or more Directors.  Each Committee shall consist of two or more non-employee directors, each of whom is intended to be a “non-employee director” as defined in Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, an “outside director” as defined under Section 162(m) of the Code, an “independent director” as defined and to the extent required under the rules and regulations of the Nasdaq Stock Market or such other applicable securities exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, and, as may be applicable, “independent” as provided pursuant to rules promulgated by the Securities and Exchange Commission under The Dodd-Frank Wall Street Reform and Consumer Protection Act; provided, however, that to the extent allowed by applicable law, the foregoing shall not apply to any Committee that does not have the power to grant Awards to executive officers or Directors of the Company or otherwise make any decisions with respect to the timing or the pricing of any Awards granted to such executive officers and Directors.  If for any reason such Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 or Section 162(m) of the Code, as applicable, shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.  In the event that more than one Committee is appointed by the Board, the power to amend the Plan granted by Article XI hereof may be exercised only by a Committee comprised solely of “non-employee directors” within the meaning of Rule 16(b)-3 under the Exchange Act or by a majority or the entire Board.

2.8          “Common Stock” means the Common Stock, $0.01 par value per share, of the Company.

2.9          “Company” means Bed Bath & Beyond Inc., a New York corporation, and its successors by operation of law.

2.10        “Consultant” means any individual who (either directly or through his or her employer) is an advisor or consultant to, or subject to Section 5.2, a prospective advisor or consultant to, the Company or an Affiliate.

2.11        “Director” means a member of the Board of Directors of the Company (or any successor to the Company).

2.12        “Disability” shall mean, unless otherwise determined by the Committee at grant, a Participant’s “disability” (or term of like import) as such term is defined in the long-term disability plan of the Company applicable to such Participant or, in the absence of such a definition, the inability of a Participant to perform the major duties of his or her occupation for at least 90 days in any 180-day period because of sickness or injury.  Notwithstanding the foregoing, for Awards under the Plan that provide for payments that are triggered upon a Disability and that constitute “non-qualified deferred compensation” pursuant to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) of the Code.

2.13        “Effective Date” means the effective date of the Plan as defined in Article XIV.

2.14        “Eligible Employee” means each employee of, or subject to Section 5.2, each prospective employee of, the Company or an Affiliate.  Notwithstanding the foregoing, with respect to the grant of Incentive Stock Options, Eligible Employees shall mean each employee of the Company, its Subsidiaries or its Parents, if any, other than a prospective employee, who are eligible pursuant to Article V to be granted Incentive Stock Options under the Plan.

2.15        “Exchange Act” means the Securities Exchange Act of 1934, as amended.  Any references to any section of the Exchange Act shall also be a reference to any successor provision.

2.16        “Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the average of the high and low sales prices reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded; or (b) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the Financial Industry Regulatory Authority.  For purposes of the grant of any Award, the applicable date shall be the date on which the Award is granted, or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted.  For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open.

2.17        “Family Member” means “family member” as defined in Section A.1.(a)(5) of the general instructions of Form S-8.

2.18        “Good Reason” means, with respect to a Participant’s Termination of Employment, the following: (a) in the case where there is an employment agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “good reason” (or words or a concept of like import), a termination due to good reason (or words or a concept of like import), as defined in such agreement at the time of the grant of the Award; provided, however, that with regard to any agreement under which the definition of “good reason” applies only on occurrence of a change in control, such definition of “good reason” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter; or (b) if such an agreement does not exist or if “good reason” is not defined in any such agreement, as defined in the Award agreement, if at all.

2.19        “Incentive Stock Option” means any Option awarded to an Eligible Employee under the Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.20        “Non-Employee Director” means a Director of the Company who is not an active employee of the Company or an Affiliate.

2.21        “Non-Tandem Stock Appreciation Right” shall mean the right to receive an amount in cash and/or stock equal to the difference between (x) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (y) the aggregate exercise price of such right, otherwise than on surrender of an Option.

2.22        “Option” means any option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants pursuant to Article VI.

2.23        “Other Stock-Based Award” means an Award under Article X of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock.

2.24        “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.25        “Participant” means an Eligible Employee, Non-Employee Director or Consultant to whom an Award has been granted pursuant to the Plan.

2.26        “Performance Award” means an Award made pursuant to Article IX of the Plan of the right to receive Common Stock or cash at the end of a specified Performance Period.

2.27        “Performance Period” has the meaning set forth in Section 9.1.

2.28        “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, incorporated organization, governmental or regulatory or other entity.

2.29        “Plan” means this Bed Bath & Beyond Inc. 2012 Incentive Compensation Plan, as amended from time to time.

2.30        “Prior Plan” means any of the following:  the Bed Bath and Beyond Inc. 1996 Stock Option Plan, the Bed Bath and Beyond Inc. 1998 Stock Option Plan, the Bed Bath and Beyond Inc. 2000 Stock Option Plan, and the Bed Bath and Beyond Inc. 2001 Stock Option Plan, in each case as amended (if at all) through the Effective Date.

2.31        “Reference Stock Option” has the meaning set forth in Section 7.1.

2.32        “Restricted Stock Award” means an Award of shares of Common Stock, or the right to receive shares of Common Stock in the future, subject to the restrictions under Article VIII.

2.33        “Restriction Period” has the meaning set forth in Subsection 8.3(a) with respect to Restricted Stock Awards.

2.34        “Retirement” means a Termination of Employment or Termination of Consultancy other than for Cause or due to death or Disability at or after age 65 or such earlier date as may be determined by the Committee at the time of grant.  With respect to a Participant’s Termination of Directorship, Retirement means the failure to stand for reelection or the failure to be reelected on or after a Participant has attained age 65.

2.35        “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.36        “Section 162(m) of the Code” means the exception for performance-based compensation under Section 162(m) of the Code and any Treasury regulations thereunder.

2.37        “Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.  Any reference to any section of the Securities Act shall also be a reference to any successor provision.

2.38        “Stock Appreciation Right” shall mean the right pursuant to an Award granted under Article VII.

2.39        “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.40        “Substitute Awards” mean Awards granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, by a company acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.

2.41        “Tandem Stock Appreciation Right” means the right to surrender to the Company all (or a portion) of an Option in exchange for an amount in cash and/or stock equal to the difference between (i) the Fair Market Value, on the date such Option (or such portion thereof) is surrendered, of the Common Stock covered by such Option (or such portion thereof), and (ii) the aggregate exercise price of such Option (or such portion thereof).

2.42        “Ten Percent Shareholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parents, if any.

2.43        “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.44        “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity retaining a Participant as a Consultant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate.  In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer any of a Consultant, an Eligible Employee or a Non-Employee Director.  Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

2.45        “Termination of Directorship” means that the Non-Employee Director has ceased to be a Director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a Director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

2.46        “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate.  In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer any of an Eligible Employee, a Consultant or a Non-Employee Director.  Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

2.47        “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including by the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law).  “Transferred” and “Transferable” shall have a correlative meaning.

2.48        “409A Covered Award” has the meaning set forth in Section 13.13(b).

ARTICLE III

ADMINISTRATION

3.1          The Committee.  The Plan shall be administered and interpreted by the Committee.  Notwithstanding anything herein to the contrary, the Board shall have authority for administration and interpretation of the Plan with respect to Non-Employee Directors and all references herein to the authority of the Committee as applied to Non-Employee Directors shall be deemed to refer to the Board.

3.2          Grants of Awards.  The Committee shall have full authority to grant, pursuant to the terms of the Plan, to Eligible Employees, Consultants and Non-Employee Directors: (i) Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock Awards, (iv) Performance Awards, and (v) Other Stock-Based Awards.  Without limiting the generality of the foregoing, the Committee shall have the authority:

(a)           to select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may from time to time be granted hereunder, provided that no award may be made to any Non-Employee Director unless all similarly situated Non-Employee Directors have the right to receive the same award on the same terms;

(b)           to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Employees, Consultants or Non-Employee Directors;

(c)           to determine the number of shares of Common Stock (if any) to be covered by an Award granted hereunder;

(d)           to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e)           to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan;

(f)            to determine whether and under what circumstances an Option may be settled in cash, Common Stock and/or restricted stock under Section 6.2(d);

(g)           to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant, provided, however, that any amounts so deferred shall be structured in a manner intended to comply with Section 409A of the Code;

(h)           to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award;

(i)            to modify, extend or renew an Award, subject to Sections 6.2(j) and 11.1 herein;

(j)            to determine whether an Option is an Incentive Stock Option;

(k)           solely to the extent permitted by applicable law, to determine whether, to what extent and under what circumstances to provide loans (which shall be on a recourse basis and shall bear interest at the rate the Committee shall provide) to Participants in order to purchase shares of Common Stock under the Plan;

(l)            to determine at grant that an Option shall cease to be exercisable or an Award shall be forfeited, or that proceeds or profits applicable to an Award shall be returned to the Company, in the event the Participant engages in detrimental activity with respect to the Company or its Affiliates (as such term is defined by the Committee in the Award agreement) and, to interpret such definition and to approve waivers with regard thereto; and

(m)          to determine whether or not an Award is intended to comply with Section 162(m) of the Code.

3.3          Guidelines.  Subject to Article XI hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan.  Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall reduce the rights of any Participant without the Participant’s consent.  To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and Section 162(m) of the Code, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

Without limiting the generality of the foregoing, the Committee may adopt special guidelines, provisions and procedures applicable to Awards granted to persons who are residing in or employed in, or subject to, the taxes or laws of, any domestic or foreign jurisdictions to comply with, or to accommodate differences in, applicable laws, regulations, or accounting, listing or other rules with respect to such domestic or foreign jurisdictions.

3.4          Decisions Final.  Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5          Procedures.  The Board may designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or written consent to the extent permitted by applicable law.  A majority of the Committee members shall constitute a quorum.  All determinations of the Committee shall be made by a majority of its members.  Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By-Laws of the Company shall be fully effective as if it had been made by a vote at a meeting duly called and held.  The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.6          Designation of Consultants/Liability.

(a)           The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers to grant Awards and/or execute agreements or other documents on behalf of the Committee.

(b)           The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.  Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company.  The Committee, its members and any person designated pursuant to sub-section (a) above shall not be liable for any action or determination made in good faith with respect to the Plan.  To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

3.7          Indemnification.  To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each officer and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, member’s or former member’s own fraud or bad faith.  Such indemnification shall be in addition to any rights of indemnification the employees, officers, Directors or members or former officers, Directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate or any agreement of indemnification.  Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under the Plan.

ARTICLE IV

SHARE LIMITATION

4.1          Shares.

(a)           Aggregate Limitation.  The following provisions apply in determining the aggregate number of shares of Common Stock available under the Plan.

(i)            The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall not exceed a total of 43,200,868, which represents an increase of 14,300,000 shares of Common Stock, plus 19,000,000 shares of Common Stock (representing the shares of Common Stock reserved under the Plan prior to the amendment and restatement of the Plan as provided herein and as approved by the Company’s stockholders at its 2004 annual meeting), plus 9,900,868 shares of Common Stock available for grant under the Prior Plans (in each case, subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both.  Any shares of Common Stock that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one share for every share granted.  Any shares of Common Stock that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 2.20 shares for every share granted.

(ii)           If any Option or Stock Appreciation Right granted under the Plan or any stock option granted under a Prior Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying such unexercised Award or Prior Plan option shall again be available for the purpose of Awards under the Plan.  If any Restricted Stock Awards, Performance Awards, or Other Stock-Based Awards denominated in shares of Common Stock awarded under the Plan to a Participant are forfeited for any reason, the number of forfeited shares of Common Stock shall again be available for the purposes of Awards under the Plan.  If a Stock Appreciation Right is granted in tandem with an Option, such grant shall apply only once against the maximum number of shares of Common Stock that may be issued under the Plan.

Shares of Common Stock underlying Awards (or Prior Plan options) that may be settled solely in cash shall not be deemed to use shares that may be issued under the Plan.

(iii)          If Common Stock has been delivered or exchanged as full or partial payment to the Company for payment of purchase price of an Award under the Plan other than an Option or Stock Appreciation Right, or for payment of withholding taxes with respect to an Award under the Plan other than an Option or Stock Appreciation Right, the number of shares of Common Stock delivered or exchanged as payment of purchase price or for withholding shall again be available for the purposes of Awards under the Plan.  Notwithstanding the foregoing, the number of shares of Common Stock available for the purpose of Awards under this Plan shall be reduced by (i) the total number of Options or Stock Appreciation Rights exercised, regardless of whether any of the shares of Common Stock underlying such Awards are not actually issued to the Participant as the result of a net settlement, and (ii) any shares of Common Stock used to pay any exercise price or tax withholding obligation with respect to any Option or Stock Appreciation Right.  In addition, the Company may not use the cash proceeds it receives from Option exercises to repurchase shares of Common Stock on the open market for reuse under this Plan.

(iv)          Any shares of Common Stock that again become available for grant pursuant to this Section 4.1(a) shall be added back as one share if such share were subject to an Option or Stock Appreciation Right granted under the Plan or an option granted under a Prior Plan, and for Awards granted on or after the Effective Date, as 2.20 shares if such shares were subject to an Award other than an Option or a Stock Appreciation Right granted under the Plan and, for Awards granted prior to the Effective Date, 1.80 shares if such shares were subject to an Award other than an Option or a Stock Appreciation Right granted under the Plan.

(v)           From and after the date of the Company’s 2004 annual stockholders’ meeting at which the Company’s stockholders approved the Plan (as in effect prior to the amendment and restatement of the Plan as provided herein), the Company shall make no new grants of options under the Prior Plans and the shares available under the Prior Plans shall be made available for grants under the Plan.

(b)           Individual Employee Limitations.  The following provisions apply in determining the Awards that may be granted to an individual during a fiscal year of the Company.

(i)            The maximum number of shares of Common Stock subject to Options and/or Stock Appreciation Rights that may be granted under the Plan during any fiscal year of the Company to an Eligible Employee shall be, in the aggregate, 1,000,000 shares (subject to any increase or decrease pursuant to Section 4.2).  The maximum number of shares of Common Stock subject to Restricted Stock Awards and/or Other Stock-Based Awards that are subject to the attainment of specified performance goals that may be granted under the Plan during any fiscal year of the Company to an Eligible Employee shall be, in the aggregate, 750,000 shares (subject to any increase or decrease pursuant to

Section 4.2).  The maximum number of shares of Common Stock subject to Performance Awards denominated in shares of Common Stock that may be granted to an Eligible Employee under the Plan attributable to any year of a Performance Period shall be 750,000 shares (subject to any increase or decrease pursuant to Section 4.2).  If a Stock Appreciation Right is granted in tandem with an Option it shall apply against the Eligible Employee’s individual share limitation applicable to Stock Appreciation Rights and Options.

(ii)           The maximum payment that may be made to an Eligible Employee under Performance Awards granted under the Plan and denominated in dollars attributable to any year of a Performance Period shall be $5,000,000.

(iii)          Notwithstanding the foregoing, to the extent that shares of Common Stock or amounts for which Awards are permitted to be granted to an Eligible Employee pursuant to Section 4.1(b) during a fiscal year of the Company or Performance Period, as the case may be, are not covered by an Award in the Company’s fiscal year or Performance Period, as the case may be, such shares of Common Stock or amounts shall be available for grant or issuance to such Eligible Employee in any subsequent fiscal year or years during the term of the Plan.

(c)           Substitute Awards.  Substitute Awards shall not reduce the shares of Common Stock authorized for grant under the Plan pursuant to Section 4.1(a) or authorized for grant to an Eligible Employee in any fiscal year of the Company pursuant to Section 4.1(b).  Additionally, in the event that a company acquired by the Company or an Affiliate, or with which the Company or an Affiliate combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall be made only to individuals who were not Eligible Employees, Consultants or Non-Employee Directors prior to such acquisition or combination.

4.2          Changes.

(a)           The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.

(b)           Subject to the provisions of Section 4.2(d), in the event of any such change in the capital structure or business of the Company by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase any Common Stock or securities convertible into Common Stock, any sale or transfer of all or part of the Company’s assets or business, any special cash dividend or any other corporate transaction or event having an effect similar to any of the foregoing and effected without receipt of consideration by the Company and the Committee determines in good faith that an adjustment is necessary or appropriate under the Plan to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan, then the aggregate number and kind of shares that thereafter may be issued under the Plan, the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding Award or under other Awards granted under the Plan and the purchase price thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan, and any such adjustment determined by the Committee in good faith shall be final, binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns.  In connection with any event described in this paragraph, the Committee may provide, in its sole discretion, for the cancellation of any outstanding Awards and payment in cash or other property in exchange therefor.  In furtherance of this Section 4.2(b), each outstanding Award shall be adjusted as provided herein in the event of an “equity restructuring” within the meaning of FASB ASC Topic 718.  Except as provided in this Section 4.2 or in the applicable Award agreement, a Participant shall have no rights by reason of any issuance by the Company of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend, any other increase or decrease in the number of shares of stock of any class, any sale or transfer of all or part of the Company’s assets or business or any other change affecting the Company’s capital structure or business.

(c)           Unless otherwise determined by the Committee, fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions that are less than one-half and rounding-up for fractions that are equal to or greater than one-half.  Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(d)           In the event of (x) a merger or consolidation in which the Company is not the surviving entity, (y) any transaction that results in the acquisition of substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or (z) the sale or transfer of all or substantially all of the Company’s assets (all of the foregoing being referred to as an “Acquisition Event”), then the Committee, in its sole discretion, may terminate all vested and unvested Awards that are outstanding as of the date of Acquisition Event by delivering notice of termination to each Participant at least 20 days prior to the date of the Acquisition Event, in which case, during the period from the date on which such notice of termination is delivered to the date of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her vested and unvested Awards that are then outstanding (without regard to any limitations on vesting or exercisability otherwise contained in the Award agreements), but any such exercise shall be contingent on the consummation of the Acquisition Event, and, provided that, if the Acquisition Event does not occur within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

If an Acquisition Event occurs but the Committee does not terminate the outstanding Awards pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) shall apply.

4.3          Minimum Purchase Price.  Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

ARTICLE V

ELIGIBILITY

5.1          General Eligibility.  All Eligible Employees, Consultants and Non-Employee Directors are eligible to be granted Awards.  Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion.  Notwithstanding anything herein to the contrary, no Option under which a Participant may receive Common Stock may be granted under the Plan to an Eligible Employee, Consultant or Non-Employee Director if such stock does not constitute “service recipient stock” for purposes of Section 409A of the Code with respect to such Eligible Employee, Consultant or Non-Employee Director, unless such Option is structured in a manner intended to comply with, or be exempt from, Section 409A of the Code.

5.2          Incentive Stock Options.  Only employees of the Company or its Subsidiaries, other than prospective employees, shall be eligible for grants of Incentive Stock Options under the Plan.  Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.3          General Requirement.  The vesting and exercise of Awards granted to a prospective employee or consultant shall be conditioned upon such individual actually becoming an employee of or consultant to the Company or an Affiliate within a reasonable time thereafter, as determined by the Committee.

ARTICLE VI

STOCK OPTIONS

6.1          Options.  Options may be granted alone or in addition to other Awards granted under the Plan.  The Committee shall have the authority to grant any Eligible Employee, Consultant or Non-Employee Director one or more Options.  Each Option granted under the Plan shall be one of two types: (i) an Incentive Stock Option intended to satisfy the requirements of Section 422 of the Code; or (ii) a non-qualified Option, not intended to be an Incentive Stock Option within the meaning of Section 422 of the Code.

6.2          Terms of Options.  Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)           Exercise Price.  The exercise price per share of Common Stock subject to an Option shall be determined by the Committee at the time of grant, provided that the per-share exercise price of any Option shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant; provided, however, that if an Incentive Stock Option is granted to a Ten Percent Shareholder, the per share exercise price of any such Option shall be no less than 110% of the Fair Market Value of the Common Stock at the time of grant.

(b)           Option Term.  The term of each Option shall be fixed by the Committee, provided that no Option shall be exercisable more than eight (8) years after the date the Option is granted; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Shareholder shall not exceed five (5) years after the date the Option is granted.

(c)           Exercisability.  Unless the Committee determines otherwise at grant or as otherwise provided herein, Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant.  Notwithstanding the foregoing, if the Committee provides, in its discretion, that any Option is exercisable subject to certain limitations (including, without limitation, that such Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.  Notwithstanding anything herein to the contrary, the schedule according to which any Option shall vest shall be no less than (i) one year, if the vesting terms and conditions are based (in whole or in part) on the attainment of one or more objective performance goals, including, to the extent the Committee so determines, from among those set forth in Exhibit A and (ii) three years, if the vesting terms and conditions are based solely on the continued performance of services by the Participant (with no more than one third of the shares of Common Stock subject thereto vesting on each of the first three anniversaries of the date of grant); provided, that, subject to the terms of the Plan, the Committee shall be authorized (at the time of grant or thereafter) to provide for the acceleration of vesting in the event of a change in control or a Participant’s retirement (including, without limitation, Retirement), death or Disability; and provided further, that, subject to the limitations set forth in Section 4.1(a)(i), Options with respect to up to 5% of the total number of shares of Common Stock reserved for Awards under the Plan may be granted that are not subject to the foregoing limitations.

(d)           Method of Exercise.  Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, to the extent vested, Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased.  Such notice shall be accompanied by payment in full of the purchase price (or arrangements satisfactory to the Committee made for such payment) as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange or quoted on a national quotation system sponsored by the Financial Industry Regulatory Authority, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, the relinquishment of Options or by payment in full or in part in the form of Common Stock (including by attestation) owned by the Participant for such period, or acquired in such manner, as to avoid an incremental charge, for accounting purposes, against the Company’s earnings as reported in the Company’s financial statements (and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date as determined by the

Committee).  No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e)           Termination by Death, Disability or Retirement.  Unless otherwise (x) provided in a written agreement between the Company and the Participant or (y) determined by the Committee at grant or (if no rights of the Participant are reduced) thereafter, if a Participant’s Termination is by reason of death, Disability or Retirement, all Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a period of one year from the date of such Termination, but in no event beyond the expiration of the stated term of such Options; provided, however, that in the case of Retirement, if the Participant dies within such exercise period, all unexercised Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Options.

(f)            Involuntary Termination Without Cause or for Good Reason.  Unless otherwise (x) provided in a written agreement between the Company and the Participant or (y) determined by the Committee at grant, or (if no rights of the Participant are reduced) thereafter, if a Participant’s Termination is by involuntary termination without Cause or, to the extent applicable, Good Reason, all Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Options.

(g)           Voluntary Termination.  Unless otherwise (x) provided in a written agreement between the Company and the Participant or (y) determined by the Committee at grant or (if no rights of the Participant are reduced) thereafter, if a Participant’s Termination is voluntary (other than a voluntary termination described in subsection (h) (ii) below or covered by (f) above), all Options held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Options.

(h)           Termination for Cause.  Unless otherwise (x) provided in a written agreement between the Company and the Participant or (y) determined by the Committee at grant or (if no rights of the Participant are reduced) thereafter, if a Participant’s Termination (i) is for Cause or (ii) is a voluntary Termination after the occurrence of an event that would be grounds for a Termination for Cause, all Options held by such Participant, whether or not vested, shall thereupon terminate and expire as of the date of such Termination.

(i)            Unvested Options.  Unless otherwise (x) provided in a written agreement between the Company and the Participant or (y) determined by the Committee at grant or (if no rights of the Participant are reduced) thereafter, Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(j)            Form, Modification, Extension and Renewal of Options.  Subject to the terms and conditions and within the limitations of the Plan, Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may (i) modify, extend or renew outstanding Options granted under the Plan (provided that the rights of a Participant are not reduced without his or her consent), and (ii) accept the surrender of outstanding Options (up to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised).  Notwithstanding the foregoing, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.

(k)           Early Exercise.  The Committee may provide that an Option include a provision whereby the Participant may elect at any time before the Participant’s Termination to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option and such shares shall be subject to the provisions of Article VIII and treated as restricted stock.  Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

(l)            Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as non-qualified stock options. In addition, if an Eligible Employee does not remain employed by the Company or any Subsidiary at all times from the time an Incentive Stock Option is granted until three (3) months prior to the date of exercise thereof (or such other period as required by applicable law), such Option shall be treated as a non-qualified stock option. Should any provision of the Plan not be necessary in order for the Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(m)          Other Terms and Conditions.  Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1                               Tandem Stock Appreciation Rights.  Tandem Stock Appreciation Rights shall be granted in conjunction with all or part of any Option (a “Reference Stock Option”) granted under the Plan.  Each Tandem Stock Appreciation Right may be granted either at or after the time of the grant of its Reference Stock Option.

7.2                               Terms and Conditions of Tandem Stock Appreciation Rights.  Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:

(a)                                  Exercise Price.  The exercise price per share of Common Stock subject to a Tandem Stock Appreciation Right shall be the exercise price of the Reference Stock Option as determined in accordance with Section 6.2(a).

(b)                                 Term.  A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until and then only to the extent the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

(c)                                  Exercisability.  Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI, and shall be subject to the provisions of Section 6.2(c).

(d)                                 Method of Exercise.  A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option.  Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.2.  Options that have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised.

(e)                                  Payment.  Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion at the time of grant) equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option exercise price per share specified in the Reference Stock Option agreement multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right shall have been exercised.

(f)                                    Deemed Exercise of Reference Stock Option.  Upon the exercise of a Tandem Stock Appreciation Right for Common Stock, the Reference Stock Option (or part thereof, based on the value of the Common Stock issued on exercise) to which such Stock Appreciation Right is related shall be deemed to have been exercised for purposes of the limitation set forth in Article IV of the Plan on the number of shares of Common Stock to be issued under the Plan.

7.3                               Non-Tandem Stock Appreciation Rights.  Non-Tandem Stock Appreciation Rights may also be granted without reference to any Options granted under the Plan.

7.4                               Terms and Conditions of Non-Tandem Stock Appreciation Rights.  Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:

(a)                                  Exercise Price.  The exercise price per share of Common Stock subject to a Non-Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Non-Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b)                                 Term.  The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not exceed eight (8) years after the date the right is granted.

(c)                                  Exercisability.  Unless the Committee determines otherwise at grant or as otherwise provided herein, Non-Tandem Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant.  If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.  Notwithstanding anything herein to the contrary, the schedule according to which any Non-Tandem Stock Appreciation Right shall vest shall be no less than (i) one year, if the vesting terms and conditions are based (in whole or in part) on the attainment of one or more objective performance goals, including, to the extent the Committee so determines, from among those set forth in Exhibit A and (ii) three years, if the vesting terms and conditions are based solely on the continued performance of services by the Participant (with no more than one third of the shares of Common Stock subject thereto vesting on each of the first three anniversaries of the date of grant); provided, that, subject to the terms of the Plan, the Committee shall be authorized (at the time of grant or thereafter) to provide for the acceleration of vesting in the event of a change in control or a Participant’s retirement (including, without limitation, Retirement), death or Disability; and provided further, that, subject to the limitations set forth in Section 4.1(a), Options with respect to up to 5% of the total number of shares of Common Stock reserved for Awards under the Plan may be granted that are not subject to the foregoing limitations.

(d)                                 Method of Exercise.  Subject to the installment, exercise and waiting period provisions that apply under subsection (b) above, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

(e)                                  Payment.  Upon the exercise of a Non-Tandem Stock Appreciation Right, a Participant shall be entitled to receive, for each right exercised, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion at the time of grant) no greater than the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the Fair Market Value of one share of Common Stock on the date the right was awarded to the Participant.

ARTICLE VIII

RESTRICTED STOCK AWARDS

8.1                               Restricted Stock Awards.  Restricted Stock Awards may be issued either alone or in addition to other Awards granted under the Plan.  The Committee shall determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, grants of Restricted Stock Awards shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.

8.2                               Awards and Certificates.  Eligible Employees, Consultants and Non-Employee Directors selected to receive a Restricted Stock Award shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company or has otherwise complied with the applicable terms and conditions of such Award (including, without limitation, procedures or provisions regarding the deemed acceptance of such Award).  Further, such Award shall be subject to the following conditions:

(a)                                  Purchase Price.  Unless (x) otherwise provided by the Committee or (y) prohibited by applicable law, the purchase price of a Restricted Stock Award shall be zero.  If required by law or the Committee otherwise determines that a Restricted Stock Award shall have a purchase price, such purchase price shall not be less than par value.

(b)                                 Acceptance.  Restricted Stock Awards must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing an Award agreement or otherwise accepting such Award and by paying the price (if any) the Committee has designated thereunder.

8.3                               Restrictions and Conditions.  Restricted Stock Awards awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(a)                                  Restriction Period.

(i)                                     The Participant shall not be permitted to Transfer a Restricted Stock Award awarded under the Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the Award agreement and such agreement shall set forth a vesting schedule and any events that would accelerate vesting of the Restricted Stock Award.

Subject to the limitations provided in Section 8.3(a)(i), the Committee in its sole discretion may (A) provide for the lapse of restrictions in whole or in part, (B) accelerate the vesting of all or any part of any Restricted Stock Award and/or (C) waive the deferral limitations for all or any part of any such Award.  Notwithstanding any other provision of the Plan to the contrary, the Restriction Period with respect to any Restricted Stock Award shall be no less than (x) one year, if the lapsing of restrictions is based (in whole or in part) on the attainment of one or more objective performance goals, including, to the extent the Committee so determines, from among those set forth in Exhibit A and (y) three years, if the lapsing of restrictions is based solely on the continued performance of services by the Participant (with restrictions as to no more than one third of the shares of Common Stock subject thereto lapsing on each of the first three anniversaries of the date of grant); provided, that, subject to the terms of the Plan, the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier lapsing of restrictions in the event of a change in control or a Participant’s retirement (including, without limitation, Retirement), death or Disability; and provided further, that, subject to the limitations set forth in Section 4.1(a), Restricted Stock Awards with respect to up to 5% of the total number of shares of Common Stock reserved for Awards under the Plan may be granted that are not subject to the foregoing limitations.

(ii)                                  Objective Performance Goals, Formulas or Standards.  If the grant of a Restricted Stock Award or the lapse of restrictions is based on the attainment of performance goals, the Committee shall establish the objective performance goals, including, to the extent the Committee so determines, from among those set forth in Exhibit A hereto, and the applicable vesting percentage of the Restricted Stock Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the performance goals are substantially uncertain.

(b)                                 Rights as a Stockholder; Dividends.  Except as provided in this subsection (b) and except as otherwise determined by the Committee, with respect to a Restricted Stock Award, the Participant shall have all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Common Stock, the right to tender such shares.  The payment of dividends on any Restricted Stock Award shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period.

(c)                                  Termination.  Unless otherwise (x) provided in a written agreement between the Company and the Participant or (y) determined by the Committee at grant or (if no rights of the Participant are reduced) thereafter, subject to the applicable provisions of the Award agreement and the Plan, upon a Participant’s Termination for any reason during the relevant Restriction Period, all Restricted Stock Awards still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.

(d)                                 Lapse of Restrictions.  If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock Award, certificates for shares attributable to such Award shall be delivered to the Participant (or, if certificates were previously issued, replacement certificates shall be delivered upon return of the previously issued certificates).

All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.  Notwithstanding the foregoing, actual certificates shall not be issued to the extent that book entry recordkeeping is used.

ARTICLE IX

PERFORMANCE AWARDS

9.1                               Performance Awards.  Performance Awards may be awarded either alone or in addition to other Awards granted under the Plan.  The Committee shall determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, Performance Awards shall be awarded, the number of Performance Awards to be awarded to any person, the duration of the period (the “Performance Period”) during which, and the conditions under which, a Participant’s right to Performance Awards will be vested, the ability of Participants to defer receipt of Performance Awards, and the other terms and conditions of the Award in addition to those set forth in Section 9.2.  Unless the Committee determines otherwise at grant, the minimum Performance Period shall be one year.

The Committee shall condition the right to payment or vesting of any Performance Award upon the attainment of objective performance goals established pursuant to Section 9.2(b) below.

9.2                               Terms and Conditions.  Performance Awards awarded pursuant to this Article IX shall be subject to the following terms and conditions:

(a)                                  Earning or Vesting of Performance Award.  At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the performance goals established pursuant to Section 9.2(b) are achieved and the percentage of each Performance Award that has been earned or vested.

(b)                                 Objective Performance Goals, Formulas or Standards.  The Committee shall establish the objective performance goals, including, to the extent the Committee so determines, from among those set forth in Exhibit A hereto, for the earning of Performance Awards based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or, to the extent such Award is intended to comply with Section 162(m) of the Code, at such later date as permitted thereunder and while the outcome of the performance goals are substantially uncertain.

(c)                                  Dividends.  Amounts equal to any dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Award will not be paid to the Participant during the Performance Period.

(d)                                 Payment.  Following the Committee’s determination, shares of Common Stock and/or cash, as determined by the Committee in its sole discretion at the time of grant, shall be delivered to the Eligible Employee, Consultant or Non-Employee Director, or his legal representative, in an amount equal to such individual’s earned or vested Performance Award.

Notwithstanding the foregoing, the Committee may, in its sole discretion and, to the extent Section 162(m) of the Code is applicable, in accordance therewith, (i) award a number of shares of Common Stock or an amount of cash less than the earned Performance Award and/or (ii) subject the payment of all or part of any Performance Award to additional vesting, forfeiture and deferral conditions.

(e)                                  Termination.  Subject to the applicable provisions of the Award agreement and the Plan, upon a Participant’s Termination for any reason during the Performance Period for a Performance Award, such Performance Award will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant or, if no rights of the Participant are reduced, thereafter.

(f)                                    Accelerated Vesting.  Upon (x) a change in control, (y) a Participant’s without Cause or Good Reason termination or termination by reason of death, Disability or Retirement, or (z) if required pursuant to an agreement in existence prior to the date of grant to which the Participant is a party, the Committee, in its sole discretion, may accelerate the vesting of all or any part of any Performance Award or waive the deferral limitations for all or any part of such Award.

ARTICLE X

OTHER STOCK-BASED AWARDS

10.1                        Other Awards.  Subject to the share limitations set forth in Section 4.1(a), the Committee is authorized to grant to Eligible Employees, Consultants and Non-Employee Directors Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, including, but not limited to, (a) shares of Common Stock awarded purely as a bonus in lieu of cash and not subject to any restrictions or conditions, (b) shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, (c) stock equivalent units, (d) restricted stock units, and (e) Awards valued by reference to book value of shares of Common Stock.  To the extent permitted by law, the Committee may, in its sole discretion, permit Eligible Employees and/or Non-Employee Directors to defer all or a portion of their cash compensation in the form of Other Stock-Based Awards granted under the Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company, which shall be structured in a manner intended to comply with Section 409A of the Code.  Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards.

The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified performance goals, including, to the extent the Committee so determines, from among those set forth on Exhibit A hereto, as the Committee may determine, in its sole discretion, including to comply with the requirements of Section 162(m) of the Code.

If the grant or vesting of an Other Stock-Based Award is based on the attainment of performance criteria, the Committee shall, in its sole discretion, establish the objective performance criteria and the applicable vesting percentage of the Other Stock-Based Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable performance period or at such later date while the outcome of the performance goals are substantially uncertain as otherwise determined by the Committee in its sole discretion and that is permitted under Section 162(m) of the Code with regard to an Other Stock-Based Award that is intended to comply with Section 162(m) of the Code.  With regard to an Other Stock-Based Award that is intended to comply with Section 162(m) of the Code, (A) to the extent any provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect and (B) the applicable performance criteria shall be based on one or more of the performance goals set forth in Exhibit A hereto.

10.2                        Terms and Conditions.  Other Stock-Based Awards made pursuant to this Article X shall be subject to the following terms and conditions:

(a)                                  Dividends.  The recipient of an Award under this Article X shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award, except that the Committee may determine, in its sole discretion, at grant or, if no rights of the Participant are reduced, thereafter, to provide for the payment of dividends or dividend equivalents on the Award solely on or following the vesting of the Award.

(b)                                 Vesting.  Any Award under this Article X and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion.  Notwithstanding any other provision of the Plan to the contrary, the schedule according to which any Award under this Article X shall vest shall be no less than (i) one year, if the vesting terms and conditions are based (in whole or in part) on the attainment of one or more objective performance goals, including, to the extent the Committee so determines, from among those set forth in Exhibit A and (ii) three years, if the vesting terms and conditions are based solely on the continued performance of services by the Participant (with no more than one third of the shares of Common Stock subject thereto vesting on each of the first three anniversaries of the date of grant); provided, that, subject to the terms of the Plan, the Committee shall be authorized (at the time of grant or thereafter) to provide for the acceleration of vesting in the event of a change in control or a Participant’s retirement (including, without limitation, Retirement), death or Disability; and provided further, that, subject to the limitations set forth in Section 4.1(a), Awards under this Article X with respect to up to 5% of the total number of shares of Common Stock reserved for Awards under the Plan may be granted that are not subject to the foregoing limitations.

(c)                                  Price.  Common Stock issued on a bonus basis under this Article X may be issued for no cash consideration.  However, in no event will an option to purchase shares of Common Stock under the Plan be granted with a per-share purchase price as of the date of grant of less than Fair Market Value.

ARTICLE XI

TERMINATION OR AMENDMENT OF PLAN/NON-TRANSFERABILITY OF AWARDS

11.1                        Termination or Amendment.  Notwithstanding any other provision of the Plan, the Board (or a duly authorized Committee thereof) may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIII), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, except (x) to correct obvious drafting errors or as otherwise required by law or applicable accounting rules, or (y) as specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be reduced without the consent of such Participant and, provided, further, without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law, no amendment may be made that would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan under Section 4.1(a) (except by operation of Section 4.2); (ii) increase the maximum individual limitations for a fiscal year or year of a Performance Period under Section 4.1(b) (except by operation of Section 4.2); (iii) change the classification of individuals eligible to receive Awards under the Plan; (iv) extend the maximum option period under Section 6.2; (v) alter the performance goals as set forth in Exhibit A; or (vi) require stockholder approval in order for the Plan to continue to comply with the applicable provisions of Section 162(m) of the Code or, to the extent applicable to Incentive Stock Options, Section 422 of the Code.  In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of New York to increase the aggregate number of shares of Common Stock that may be issued under the Plan, decrease the minimum exercise price of any Award, amend the terms of outstanding Awards to reduce the exercise price of outstanding Options or Stock Appreciation Rights or to cancel outstanding Options or Stock Appreciation Rights (where prior to the reduction or cancellation the exercise price equals or exceeds the fair market value of the shares of Common Stock underlying such Awards) in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights, or to make any other amendment that would require stockholder approval under the rules of any securities exchange or system on which the Company’s securities are listed or traded at the request of the Company.  The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV above, except (x) to correct obvious drafting errors or as otherwise required by law or applicable accounting rules, or (y) as specifically provided herein, no such amendment or other action by the Committee shall reduce the rights of any holder without the holder’s consent.

11.2                        Non-Transferability of Awards.  Except as the Committee may permit, in its sole discretion, at the time of grant or thereafter, no Award shall be Transferable by the Participant (including, without limitation to, a Family Member) otherwise than by will or by the laws of descent and distribution, and all Awards shall be exercisable, during the Participant’s lifetime, only by the Participant.  Any attempt to Transfer any Award or benefit not otherwise permitted by the Committee in accordance with the foregoing sentence shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.  An Option that is Transferred pursuant to the preceding sentence (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution, except as may otherwise be permitted by the Committee and (ii) remains subject to the terms of the Plan and the applicable Award agreement.  Any shares of Common Stock acquired by a permissible transferee shall continue to be subject to the terms of the Plan and the applicable Award agreement.

ARTICLE XII

UNFUNDED PLAN

12.1                        Unfunded Status of Plan.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments as to which a Participant has a fixed and vested interest but that are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

ARTICLE XIII

GENERAL PROVISIONS

13.1                        Legend and Custody.  The Committee may require each person receiving shares of Common Stock pursuant to an Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof.  In addition to any legend required by the Plan, the certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer.

All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under (a) the rules, regulations and other requirements of the Securities and Exchange Commission, (b) any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, or (c) applicable law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

If stock certificates are issued in respect of an Award, the Committee may require that any stock certificates evidencing such Award be held in custody by the Company until the Award has vested or the restrictions thereon have lapsed, and that, as a condition of any grant of such an Award, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

13.2                        Other Plans.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.3                        No Right to Employment/Directorship/Consultancy.  Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his or her employment, consultancy or directorship at any time.

13.4                        Withholding of Taxes.  The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of any federal, state or local taxes required by law to be withheld.  Upon the vesting of a Restricted Stock Award (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company.  The minimum statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned.  Unless otherwise determined by the Committee, any fraction of a share of Common Stock required to satisfy such tax obligations shall be rounded up to the nearest whole share of Common Stock and subject to withholding.

13.5                        Listing and Other Conditions.

(a)                                  Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system.  The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b)                                 If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c)                                  Upon termination of any period of suspension under this Section 13.5, any Award affected by such suspension that shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d)                                 A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests, and otherwise to cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval as the Company deems necessary or appropriate.

13.6                        Governing Law.  The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of New York (regardless of the law that might otherwise govern under applicable New York principles of conflict of laws).

13.7                        Construction.  Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

13.8                        Other Benefits.  No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

13.9                        Costs.  The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

13.10                 No Right to Same Benefits.  The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

13.11                 Death/Disability.  The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award.  The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

13.12                 Section 16(b) of the Exchange Act.  All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3.  The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

13.13                 Section 409A of the Code.

(a)                                  Although the Company does not guarantee the particular tax treatment of an Award granted under the Plan, Awards made under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and the Plan and any Award agreement hereunder shall be limited, construed and interpreted in accordance with such intent.  In no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

(b)                                 Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to any Award granted under the Plan that constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code (a “409A Covered Award”):

(i)                                     A termination of employment shall not be deemed to have occurred for purposes of any provision of a 409A Covered Award providing for payment upon or following a termination of the Participant’s employment unless such termination is also a “Separation from Service” within the meaning of Code Section 409A and, for purposes of any such provision of the 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean Separation from Service. Notwithstanding any provision to the contrary in the Plan or the Award, if the Participant is deemed on the date of the Participant’s Termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Code Section 409A, then with regard to any such payment under a 409A Covered Award, to the extent required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of the Participant’s Separation from Service, and (ii) the date of the Participant’s death. All payments delayed pursuant to this Section 13.13(b)(i) shall be paid to the Participant on the first day of the seventh month following the date of the Participant’s Separation from Service or, if earlier, on the date of the Participant’s death.

(ii)                                  Whenever a payment under a 409A Covered Award specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

13.14                 Successor and Assigns.  The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

13.15                 Severability of Provisions.  If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

13.16                 Payments to Minors, Etc.  Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

13.17                 Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

13.18                 Electronic Communications.  Notwithstanding anything else herein to the contrary, any Award agreement, notice of exercise of an Option or Stock Appreciation Right, or other document or notice required or permitted by this Plan that is required to be delivered in writing may, to the extent determined by the Committee, be delivered and accepted electronically.  Signatures may also be electronic if permitted by the Committee.  The term “written agreement” as used in the Plan shall include any document that is delivered and/or accepted electronically.

ARTICLE XIV

EFFECTIVE DATE OF PLAN

The Plan, as amended and restated, shall become effective upon the date the stockholders of the Company approve the Plan in accordance with the requirements of the laws of the State of New York.  If the Plan is not so approved by the stockholders, all provisions of the Bed Bath & Beyond 2004 Incentive Compensation Plan shall remain effective and the Plan, as amended and restated herein, shall be void ab initio.

ARTICLE XV

TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date the Board adopts the Plan or the date of stockholder approval, but Awards granted prior to such tenth anniversary may extend beyond that date; provided that no Award (other than Options and Stock Appreciation Rights) that is intended to be “performance-based” under Section 162(m) of the Code shall be granted on or after the first meeting of the Company’s stockholders that occurs in the fifth year following the year of stockholder approval of the Plan unless the Performance Goals set forth on Exhibit A are re-approved (or other designated performance goals are approved) by the stockholders of the Company.  In the event that any such Award is granted, the Award shall be a valid Award but it shall not qualify for the “performance-based compensation” exception under Section 162(m) of the Code unless it is granted subject to the approval of, and is approved by, the stockholders at the first stockholder meeting following such grant.

ARTICLE XVI

NAME OF PLAN

The Plan shall be known as “Bed Bath & Beyond Inc. 2012 Incentive Compensation Plan.”

EXHIBIT A

PERFORMANCE GOALS

Performance goals established for purposes of the vesting of performance-based Restricted Stock Awards, Performance Awards and/or Other Stock-Based Awards intended to comply with Section 162(m) of the Code shall be based on one or more of the following performance goals (“Performance Goals”): (i) the attainment of certain target levels of, or a specified increase in, enterprise value or value creation targets of the Company (or any subsidiary, division or other operational unit of the Company); (ii) the attainment of certain target levels of, or a percentage increase in after-tax or pre-tax profits of the Company, including without limitation that attributable to continuing and/or other operations of the Company (or in either case a subsidiary, division, or other operational unit of the Company); (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow or economic value added of the Company (or a subsidiary, division, or other operational unit of the Company); (iv) the attainment of a certain target level of, or a specified increase in, gross or operating margins of the Company (or a subsidiary, division, or other operational unit of the Company); (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations of the Company (or a subsidiary, division or other operational unit of the Company); (vii) the attainment of certain target levels of, or a specified percentage increase in, net sales, revenues, net income or earnings before income tax or other exclusions of the Company (or a subsidiary, division, or other operational unit of the Company); (viii) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital of the Company (or any subsidiary, division or other operational unit of the Company); (ix) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholder equity of the Company (or any subsidiary, division or other operational unit of the Company); (x) the attainment of certain target levels in the fair market value of the shares of the Company’s Common Stock; (xi) the growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends; or (xii) a transaction that results in the sale of stock or assets of the Company.  To the extent permitted under Section 162(m) of the Code, unless the Committee otherwise determines, in its sole discretion, the Committee shall disregard and exclude the impact of the following items, events, occurrences or circumstances: (i) restructurings, discontinued operations, disposal of a business, extraordinary items, and other unusual or non-recurring charges, events or circumstances, (ii) an event either not directly related to the operations of the Company (or a subsidiary, division or other operational unit of the Company) or not within the reasonable control of the Company’s management, (iii) the operations of any business acquired by the Company (or a subsidiary, division or other operational unit of the Company), or (iv) a change in accounting standards required by generally accepted accounting principles.  To the extent permitted under Section 162(m) of the Code, the Committee may also adjust the Performance Goals to reflect other items, events, occurrences or circumstances or disregard or exclude the impact of such items, events, occurrences or circumstances.

In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations.  The Committee may: (i) designate additional business criteria on which the performance goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.

VOTE BY INTERNET - www.proxyvote.com
BED BATH & BEYOND INC. 650 LIBERTY AVENUE UNION, NJ 07083

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ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

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VOTE BY PHONE - 1-800-690-6903

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Bed Bath & Beyond Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

IF VOTING BY MAIL, PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M47446-P26619	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BED BATH & BEYOND INC.

1.	ELECTION OF DIRECTORS
The Board of Directors Recommends a Vote
	“FOR ALL NOMINEES” with respect to Proposal 1.		For	Against	Abstain

Nominees for a one (1) year term:

	1a.	Warren Eisenberg	☐	☐	☐

	1b.	Leonard Feinstein	☐	☐	☐			For	Against	Abstain

	1c.	Steven H. Temares	☐	☐	☐	2. RATIFICATION OF THE APPOINTMENT OF KPMG LLP		☐	☐	☐
The Board of Directors Recommends a Vote “FOR”
	1d.	Dean S. Adler	☐	☐	☐	Proposal 2.

	1e.	Stanley F. Barshay	☐	☐	☐	3. To approve, by non-binding vote, the 2011 compensation paid to the Company's named executive officers. The Board of Directors Recommends a Vote “FOR”		☐	☐	☐

	1f.	Klaus Eppler	☐	☐	☐
Proposal 3.
	1g.	Patrick R. Gaston	☐	☐	☐
						4. To approve the 2012 Incentive Compensation Plan. The Board of Directors Recommends a Vote “FOR” Proposal 4.		☐	☐	☐
	1h.	Jordan Heller	☐	☐	☐
	1i.	Victoria A. Morrison	☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.					☐	5. In their discretion, the Proxies are authorized to vote upon such other business as may be brought before the meeting.

Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of 2012 Annual Meeting of Shareholders, Proxy Statement and 2011 Annual Report are available at www.bedbathandbeyond.com/annualmeeting2012.asp

M47446-P26619

PROXY

BED BATH & BEYOND INC.
650 LIBERTY AVENUE
UNION, NEW JERSEY 07083

ANNUAL MEETING OF SHAREHOLDERS
JUNE 22, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Warren Eisenberg and Leonard Feinstein, or either one of them, acting singly, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of Bed Bath & Beyond Inc. held of record by the undersigned on May 4, 2012 at the Annual Meeting of Shareholders to be held on June 22, 2012 or any adjournment or adjournments thereof.

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED HEREBY WILL BE VOTED, IF NOT OTHERWISE SPECIFIED, FOR THE ELECTION OF ALL NOMINEES, FOR PROPOSAL 2, FOR PROPOSAL 3, AND FOR PROPOSAL 4.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued on Reverse Side)